Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236195 and 333-236195-01

The information in this Preliminary Prospectus Supplement and the accompanying Prospectus is not complete and may be changed. This Preliminary Prospectus Supplement and the accompanying Prospectus are not an offer to sell the Notes nor do they seek an offer to buy the Notes in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 9, 2020

Preliminary Prospectus Supplement

(To Prospectus Dated September 4, 2020)

€

JOHNSON CONTROLS INTERNATIONAL PLC

TYCO FIRE & SECURITY FINANCE S.C.A.

€             % Senior Notes due 2027

€             % Senior Notes due 2032

Johnson Controls International plc (the “Company”) and Tyco Fire & Security Finance S.C.A., a wholly owned subsidiary of the Company (the “Co-Issuer” and together with the Company, the “Issuers”) are offering €                aggregate principal amount of    % Senior Notes due 2027 (the “2027 Notes”) and €                aggregate principal amount of    % Senior Notes due 2032 (the “2032 Notes” and together with the 2027 Notes, the “Notes”). The Issuers will pay interest on the 2027 Notes annually in arrears on                of each year, beginning                , 2021. The 2027 Notes will bear interest at a rate of    % per annum and will mature on                , 2027, unless previously redeemed as described below. The Issuers will pay interest on the 2032 Notes annually in arrears on                of each year, beginning                , 2021. The 2032 Notes will bear interest at a rate of    % per annum and will mature on                2032, unless previously redeemed as described below.

The Issuers may redeem some or all of each series of the Notes at the applicable redemption prices set forth in this prospectus supplement, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date. In addition, we may, at our option, redeem all, but not less than all, of each series of the Notes at any time upon the occurrence of specified tax events as described herein. If we experience a Change of Control Triggering Event (as defined herein), unless we have exercised our right to redeem the Notes of a series or have defeased the Notes of such series as described herein, we will be required to offer to purchase the Notes of such series from holders. See “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

We intend to list the Notes on the New York Stock Exchange. Trading in the Notes is expected to begin within 30 days of the original issue date. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. There is currently no established trading market for the Notes.

The Notes will be the Issuers’ unsecured, unsubordinated obligations. The Notes will rank senior in right of payment to the Issuers’ existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to the Issuers’ existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of the Issuers’ secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by the Issuers’ subsidiaries. The Notes will be issued only in denominations of €100,000 and whole multiples of €1,000 in excess thereof.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement for important factors you should consider before investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below) or the Luxembourg law dated 16 July 2019 on prospectuses for securities (Loi du 16 juillet 2019 relative aux prospectus pour valeurs mobilières).

	Price to the Public(1)		Underwriting Discounts and Commissions		Proceeds, before expenses, to the Issuers(1)
Per 2027 Note		%		%		%
Total	€		€		€
Per 2032 Note		%		%		%
Total	€		€		€

(1)	Plus accrued interest from , 2020 if settlement occurs after that date.

Delivery of the Notes will be made in book-entry form only through a common depositary for Euroclear Bank S.A./N.V . (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on or about                , 2020.

Joint Book-Running Managers

BofA Securities	Barclays	ING	J.P. Morgan

BBVA	Citigroup	TD Securities

The date of this prospectus supplement is                , 2020.

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in these documents, is accurate only as of the date of the applicable document. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

The Notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. See “Underwriting” in this prospectus supplement.

None of this preliminary prospectus supplement or any prospectus which it supplements constitutes a prospectus for the Prospectus Regulation (as defined below) or has been approved for the purposes of the Prospectus Regulation.

In connection with the issue of the Notes, BofA Securities Europe SA (the “Stabilizing Manager”) (or persons acting on behalf of the Stabilizing Manager) may overallot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or overallotment must be conducted by the Stabilizing Manager (or person(s) acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules. See “Underwriting.”

Notice to Prospective Investors in the European Economic Area and in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or the UK has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any

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Member State of the EEA or in the UK will be made pursuant to an exemption under Regulation (EU) 2017/1129 (the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of Notes.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement, and the accompanying prospectus and any other material in relation to the Notes is only being distributed to and is only directed at persons in the United Kingdom who are “qualified investors” (as defined in the Prospectus Regulation) who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “relevant persons.” The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The Notes are not being offered to the public in the United Kingdom.

MiFID II product governance / Professional investors and ECPs only target market

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

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PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of this offering and the Notes offered. The second part, the accompanying prospectus, provides more general information about securities that we may offer, some of which does not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any Notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation by Reference” below.

Unless we have indicated otherwise, references in this prospectus supplement to “JCI plc” or the “Company” are to Johnson Controls International plc, an Irish public limited company, and not to any of its subsidiaries; references to “TFSCA” or the “Co-Issuer” are to Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and organized under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), and not to any of its subsidiaries; references to the “Issuers,” “we,” “us” and “our” or similar terms are to JCI plc and TFSCA together and not to any of their subsidiaries; and references to “Johnson Controls” are to JCI plc and its consolidated subsidiaries, including TFSCA.

References herein to “$,” “dollars” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty on the Functioning of the European Union, as amended by the Treaty on European Union.

INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission (the “SEC”). The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained in this prospectus supplement and the accompanying prospectus or a subsequently filed document that is incorporated by reference.

This prospectus supplement incorporates by reference the documents set forth below (other than, in each case, documents or information deemed to have been furnished but not filed in accordance with SEC rules):

•	the Annual Report of Johnson Controls on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 21, 2019;

•

the Quarterly Reports of Johnson Controls on Form 10-Q for the quarterly periods ended December 31, 2019, March 31, 2020 and June 30, 2020 filed with the SEC on January  31, 2020, May 1, 2020 and July 31, 2020, respectively;

•

the portions of Johnson Controls’ Proxy Statement on Schedule 14A for its 2020 annual general meeting of shareholders filed with the SEC on January  17, 2020 that are incorporated by reference into Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2019;

•	the Current Reports of Johnson Controls filed with the SEC on November 7, 2019 (second filing), December 6, 2019, March 6, 2020, March 12, 2020, June 12, 2020 and August 18, 2020; and

•

any future filings that Johnson Controls makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), except for any documents or information that are deemed to be furnished and not filed with the SEC.

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Unless specifically stated to the contrary, none of the information Johnson Controls discloses under Items 2.02 or 7.01 and exhibits under Item 9.01 of any Current Report on Form 8-K that Johnson Controls may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

Statements made in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus supplement is a part or as an exhibit to the documents incorporated by reference.

The financial statements incorporated by reference in this prospectus supplement have been prepared in accordance with generally accepted accounting principles in the United States of America and the applicable accounting requirements of the Exchange Act and do not constitute the Irish statutory financial statements of Johnson Controls required pursuant to the Irish Companies Act 2014. The Irish statutory financial statements of Johnson Controls for the current fiscal year addressed in materials incorporated by reference into this prospectus supplement will be published prior to, and considered at, Johnson Controls’ next annual general meeting and are expected to be filed with the Irish Companies Registration Office within the period permitted by Irish law.

We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus supplement or the accompanying prospectus and any exhibits specifically incorporated by reference in those documents. You may request a copy of our filings, at no cost, by writing or telephoning Shareholder Services, Johnson Controls, 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Telephone: (800) 524-6220 or by going to our Internet website at www.johnsoncontrols.com. Johnson Controls’ Internet website address is provided as an inactive textual reference only. The information provided on or accessible through Johnson Controls’ Internet website, other than copies of the documents described above that have been filed with the SEC, is not part of this prospectus supplement or the accompanying prospectus and, therefore, is not incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus or any document incorporated by reference into this prospectus supplement or the accompanying prospectus may contain statements that are forward-looking and therefore are subject to risks and uncertainties. All statements other than statements of historical fact are, or could be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures and debt levels are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included are made only as of the date of the document in which they are included, unless otherwise specified, except as required by law, and Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document.

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The following are some important factors that could cause the actual results of Johnson Controls to differ from its current expectations:

•

Johnson Controls’ ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic;

•	any delay or inability of Johnson Controls to realize the expected benefits and synergies of the merger with Tyco International plc (“Tyco”);

•	changes in tax laws, regulations, rates, policies or interpretations, including but not limited to the Tax Cuts and Jobs Act enacted in 2017;

•	the loss of key senior management;

•	the tax treatment of recent portfolio transactions;

•	significant transaction costs and/or unknown liabilities associated with such transactions;

•	the outcome of actual or potential litigation relating to such transactions;

•	the risk that disruptions from recent transactions will harm Johnson Controls’ business;

•	the strength of the United States or other economies;

•	changes to laws or policies governing foreign trade, including increased tariffs or trade restrictions,

•	energy and commodity prices;

•	the availability of raw materials and component products;

•	currency exchange rates;

•	maintaining the capacity, reliability and security of Johnson Controls’ information technology infrastructure;

•	the risk of infringement or expiration of intellectual property rights;

•	work stoppages, union negotiations, labor disputes, and other matters associated with the labor force;

•	the outcome of litigation and governmental proceedings;

•	cancellation of or changes to commercial arrangements; and

•	with respect to Johnson Controls’ disposition of its Power Solutions business, whether the strategic benefits of the Power Solutions transaction can be achieved.

The foregoing list sets forth many, but not all, of the factors that could impact Johnson Controls’ ability to achieve results described in any forward-looking statements. See also the factors set forth under “Risk Factors” in this prospectus supplement and in Item 1A of each of Johnson Controls’ most recent Annual Report on Form 10-K for the year ended September 30, 2019 filed with the SEC on November 21, 2019 and Johnson Controls’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 filed with the SEC on May 1, 2020 and July 31, 2020, respectively, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Investors should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

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SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Johnson Controls International plc

Johnson Controls International plc, headquartered in Cork, Ireland, is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Johnson Controls creates intelligent buildings, efficient energy solutions and integrated infrastructure that work seamlessly together to deliver on the promise of smart cities and communities. Johnson Controls is committed to helping its customers win and creating greater value for all of its stakeholders through its strategic focus on buildings.

Johnson Controls was originally incorporated in the state of Wisconsin in 1885 as Johnson Electric Service Company to manufacture, install and service automatic temperature regulation systems for buildings. It was renamed to Johnson Controls, Inc. in 1974. In 2005, Johnson Controls acquired York International, a global supplier of heating, ventilating, air-conditioning (“HVAC”) and refrigeration equipment and services. In 2014, Johnson Controls acquired Air Distribution Technologies, Inc., one of the largest independent providers of air distribution and ventilation products in North America. In 2015, Johnson Controls formed a joint venture with Hitachi to expand its building related product offerings. In 2016, Johnson Controls, Inc. and Tyco completed their combination (the “Merger”). Following the Merger, Tyco changed its name to “Johnson Controls International plc.”

On November 13, 2018, Johnson Controls entered into a Stock and Asset Purchase Agreement (“Purchase Agreement”) with BCP Acquisitions LLC (“Purchaser”), an entity controlled by investment funds managed by Brookfield Capital Partners LLC. Pursuant to the Purchase Agreement, on the terms and subject to the conditions therein, Johnson Controls agreed to sell, and Purchaser agreed to acquire, Johnson Controls’ Power Solutions business for a purchase price of $13.2 billion. The transaction closed on April 30, 2019 with net cash proceeds of $11.6 billion after tax and transaction-related expenses.

During the first quarter of fiscal 2019, Johnson Controls determined that its Power Solutions business met the criteria to be classified as a discontinued operation and, as a result, Power Solutions’ historical financial results are reflected in Johnson Controls’ consolidated financial statements as a discontinued operation, and assets and liabilities were retrospectively reclassified as assets and liabilities held for sale.

Johnson Controls is a global market leader in engineering, developing, manufacturing and installing building products and systems around the world, including HVAC equipment, HVAC controls, energy-management systems, security systems, fire detection systems and fire suppression solutions. Johnson Controls further serves customers by providing technical services (in the HVAC, security and fire-protection space), energy-management consulting and data-driven solutions via its data-enabled business. Finally, Johnson Controls has a strong presence in the North American residential air conditioning and heating systems market and is a global market leader in industrial refrigeration products.

On July 31, 2020, Johnson Controls launched OpenBlue, a digitally driven suite of connected solutions that delivers sustainability, unique occupant experiences, and respectful safety and security by combining Johnson Controls’ building expertise with cutting-edge technology, including AI-powered service solutions such as remote diagnostics, predictive maintenance, compliance monitoring and advanced risk assessments.

JCI plc’s registered and principal office is located at One Albert Quay, Cork, Ireland, and its telephone number at that address is +353-21-423-5000.

Johnson Controls’ management office in the United States is located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209.

Tyco Fire & Security Finance S.C.A.

TFSCA is a wholly-owned consolidated subsidiary of JCI plc that is 99.996% owned directly by JCI plc and 0.004% owned by TFSCA’s sole general partner and manager, Tyco Fire & Security S.à r.l., which is itself wholly owned by JCI plc. TFSCA is a holding company that directly and indirectly holds substantially all of the operating subsidiaries of JCI plc. TFSCA engages in intercompany banking activities on behalf of JCI plc, including engaging in intercompany loan transactions and engaging in currency hedging transactions on behalf of JCI plc and its subsidiaries.

TFSCA’s registered and principal office is located at 2, rue Jean Monnet, 2180 Luxembourg, Grand Duchy of Luxembourg and its telephone number at that address is +352-2700 63 20. TFSCA and Tyco Fire & Security S.à r.l. are each registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under numbers B190265 and B190154, respectively.

Recent Developments

Impact of COVID-19 pandemic

The global outbreak of COVID-19 has severely restricted the level of economic activity around the world. In response to this outbreak, the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations. Johnson Controls’ affiliates, employees, suppliers, customers and others have been and may continue to be restricted or prevented from conducting normal business activities, including as a result of shutdowns, travel restrictions and other actions that may be requested or mandated by governmental authorities. Such actions have and may in the future prevent Johnson Controls from accessing the facilities of its customers to deliver and install products, provide services and complete maintenance. In addition, some of Johnson Controls’ customers have chosen to delay or abandon projects on which Johnson Controls provides products and/or services as a result of such actions. Although some governments have begun to lift shutdown orders and similar restrictions, a resurgence in the spread of COVID-19 could cause the reinstitution of such preventive or protective measures. While a substantial portion of Johnson Controls businesses have been classified as an essential business in jurisdictions in which facility closures have been mandated, some of its facilities have nevertheless been ordered to close in certain jurisdictions.

In response to the challenges presented by COVID-19, Johnson Controls has focused its efforts on preserving the health and safety of its employees and customers, as well as maintaining the continuity of its operations. Johnson Controls has modified its business practices in response to the COVID-19 outbreak, including restricting non-essential employee travel, implementation of remote work protocols, and cancellation of physical participation in meetings, events and conferences. Johnson Controls has also instituted preventive measures at its facilities, including enhanced health and safety protocols, temperature screening, requiring face coverings for all employees and encouraging employees to follow similar protocols when away from work. Johnson Controls has adopted a multifaceted framework to guide its decision-making when evaluating the readiness of its facilities to safely reopen and operate, and will continue to monitor and audit its facilities to ensure that they are in compliance with Johnson Controls’ COVID-19 safety requirements.

In the second quarter of fiscal 2020, Johnson Controls experienced a temporary reduction of its manufacturing and operating capacity in China as a result of government-mandated actions to control the spread of COVID-19. In the third quarter of fiscal 2020, Johnson Controls experienced similar reductions as a result of government-mandated actions in India and Mexico. Further, Johnson Controls has experienced, and may continue to experience, disruptions or delays in its supply chain as a result of such actions, which has resulted in higher supply chain costs to Johnson Controls in order to maintain the supply of materials and components for its products. In order to mitigate disruptions to its supply chain and manufacturing capacity, Johnson Controls has taken various actions, including redistributing its manufacturing capacity to facilities and regions unaffected by shutdown orders, accelerating the purchase and shipment of components from suppliers in identified hot spots, diversifying Johnson Controls’ supplier base, conducting government outreach to support Johnson Controls’ and its suppliers’ designations as essential businesses, and expanding its existing supplier financing programs to support supplier viability and business continuity.

Johnson Controls has also experienced a decline in demand and volumes in its global businesses as a result of the impact of efforts to contain the spread of COVID-19. Specifically, Johnson Controls experienced lower demand due to restricted access to customer sites to perform service and installation work as well as reduced discretionary capital spending by Johnson Controls’ customers. In response, Johnson Controls quickly moved to execute cost mitigation actions to offset a portion of the impact of COVID-19 on the demand for its products and services, such as deferring or reducing capital expenditures, implementing cost structure changes, short-term furloughing of salaried employees and limiting discretionary spending including corporate expense. These measures are in addition to Johnson Controls’ previously disclosed fiscal 2020 restructuring plan. The duration of these cost mitigation actions, as well as the implementation of new cost mitigation actions, will depend on the continued impact of COVID-19, which is highly uncertain.

Although COVID-19 has negatively impacted demand for Johnson Controls’ products and services overall, the global pandemic has also provided it with the opportunity to help its customers prepare to re-open by delivering solutions and support that enhance the safety and increase the efficiency of their operations. Johnson Controls has seen an increase in demand for its products and solutions that promote building health and optimize customers’ infrastructure, including thermal cameras, indoor air quality, location-based services for contact tracing and touchless access control.

During the second quarter of fiscal 2020, Johnson Controls determined that it had a triggering event requiring assessment of impairment for certain of its indefinite-lived intangible assets due to declines in revenue directly attributable to the COVID-19 pandemic. As a result, Johnson Controls recorded an impairment charge of $62 million related primarily to its retail business indefinite-lived intangible assets within restructuring and impairment costs in the consolidated statements of income in the second quarter of fiscal 2020. During the third quarter of fiscal 2020, Johnson Controls again determined that it had a triggering event requiring assessment of impairment for certain of its indefinite-lived intangible assets, long-lived assets and goodwill due to declines in revenue and further declines in forecasted cash flows in its North America Retail reporting unit directly attributable to the COVID-19 pandemic. As a result, Johnson Controls recorded an impairment charge of $424 million related to the Company’s North America Retail reporting unit’s goodwill within restructuring and impairment costs in the consolidated statements of income in the third quarter of fiscal 2020. It is possible that future changes in such circumstances, including a more prolonged and/or severe COVID-19 pandemic, would require Johnson Controls to record additional non-cash impairment charges.

Johnson Controls continues to actively monitor its liquidity position and working capital needs. Given the increasingly uncertain economic environment, Johnson Controls took proactive measures in the third quarter of fiscal 2020 to increase near-term financial flexibility, electing to opportunistically raise $675 million via European financing arrangements and $575 million in bank term loans. In addition, Johnson Controls took precautionary actions to preserve its liquidity resources in an uncertain environment by suspending its share repurchase program in March 2020.

Johnson Controls believes that, following the implementation of its liquidity and cost mitigation actions, it remains in a solid overall capital resources and liquidity position that is adequate to meet its projected needs. As a result, in June 2020, following a review of its liquidity position, Johnson Controls announced that it would resume its share repurchase program beginning in the fourth quarter of fiscal 2020. In addition, in July 2020, Johnson Controls repaid a $300 million bank term loan.

Johnson Controls’ expected cash flow in the fourth quarter and current leverage also provide it with the ability to access the debt markets. In order to maintain its solid liquidity position, Johnson Controls intends to be opportunistic in exploring opportunities to refinance a portion of its upcoming short term debt maturities, including through this offering. See “Use of Proceeds”.

The extent to which the COVID-19 outbreak continues to impact Johnson Controls’ results of operations and financial condition will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity and longevity of COVID-19, the resurgence of COVID-19 in regions that have begun to recover from the initial impact of the pandemic, the impact of COVID-19 on economic activity, and the actions to contain its impact on public health and the global economy. See the information set forth herein under “Risk Factors” and the information set forth under the caption “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the year ended September 30, 2019 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, for additional discussions of risks related to COVID-19.

Redemption of 0.000% Senior Notes due 2020

On August 26, 2020, JCI plc issued to holders of its 0.000% Senior Notes due 2020 (the “Existing 2020 Notes”) a notice of redemption for all €750.0 million of the Existing 2020 Notes at a redemption price equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date of September 29, 2020.

Issuance of 1.750% Senior Notes due 2030

On September 8, 2020, the Issuers priced an offering of $625.0 million of their 1.750% Senior Notes due 2030 (the “2030 Notes”). The Issuers intend to allocate the net proceeds from such offering to certain sustainability projects. The offering of the 2030 Notes is expected to close on September 11, 2020.

The Offering

The following summary contains basic information about the Notes and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of the Notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuers	Johnson Controls International plc, an Irish public limited company, and Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares incorporated and organized under the laws of the Grand Duchy of Luxembourg.

Securities Offered	€ principal amount of % Senior Notes due 2027.

€ principal amount of % Senior Notes due 2032.

Maturity Date	The 2027 Notes will mature on , 2027.

The 2032 Notes will mature on , 2032.

Interest Payment Dates	Interest in respect of the 2027 Notes shall be payable annually in arrears on of each year, beginning on , 2021.

Interest in respect of the 2032 Notes shall be payable annually in arrears on of each year, beginning on , 2021.

Interest Rate	The 2027 Notes will bear interest at a rate of % per annum.

The 2032 Notes will bear interest at a rate of % per annum.

The date from which interest will accrue on each series of the Notes will be , 2020 or, if later, the most recent interest payment date to which interest has been paid or provided for in respect of such series of Notes.

Optional Redemption	2027 Notes

Prior to , 2027 (two months prior to the maturity date of the 2027 Notes), we may, at our option, redeem the 2027 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2027 Notes to be redeemed and a “make-whole” amount, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after , 2027 (two months prior to the maturity date of the 2027 Notes), we may, at our option, redeem the 2027 Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

2032 Notes

Prior to , 2032 (three months prior to the maturity date of the 2032 Notes), we may, at our option, redeem the 2032 Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the 2032 Notes to be redeemed and a “make-whole” amount, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after , 2032 (three months prior to the maturity date of the 2032 Notes), we may, at our option, redeem the 2032 Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

For more detailed information on the calculation of the redemption prices, see “Description of Notes—Optional Redemption.”

Redemption for Tax Reasons	We may redeem all, but not less than all, of either series of the Notes upon the occurrence of specified tax events described under “Description of Notes—Redemption Upon Changes in Withholding Taxes.”

Form and Denomination	The Notes will be issued in denominations of €100,000 and whole multiples of €1,000 in excess thereof. Notes in denominations of less than €100,000 will not be available. The Notes will be issued in book-entry form, represented by one or more global notes deposited with or on behalf of a common depositary on behalf of Clearstream and Euroclear and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by Clearstream and Euroclear and their participants, and these beneficial interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of Notes—Book-Entry, Delivery and Form.”

Ranking	The Notes will be JCI plc’s and the Co-Issuer’s unsecured, unsubordinated obligations. The Notes will rank senior in right of payment to JCI plc’s and the Co-Issuer’s existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to JCI plc’s and the Co-Issuer’s existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of JCI plc’s and the Co-Issuer’s secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by JCI plc’s and the Co-Issuer’s subsidiaries. TFSCA is not a co-issuer in respect of JCI plc’s outstanding senior notes, other than the 2030 Notes.

As of June 30, 2020, Johnson Controls had outstanding, on a consolidated basis, approximately $8,094 million of total debt, $387 million of which constituted debt of the subsidiaries of the consolidated company, excluding TFSCA. The Notes would have been structurally subordinated to the debt of the subsidiaries of the consolidated company other than TFSCA. As of June 30, 2020, Johnson Controls had no secured indebtedness outstanding.

Offer to Repurchase Upon Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture (as defined below) governing the Notes (or have defeased the Notes as described therein), each holder of Notes will have the right to require us to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase. See “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event.”

Covenants	The Indenture governing the Notes will limit the ability of the Company and its restricted subsidiaries to, among other things:

•	incur certain liens and engage in certain sale and lease-back transactions; and

•

in the case of the Company and the Co-Issuer, merge or consolidate with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any person.

These covenants are subject to important limitations and exceptions. See “Description of Notes—Certain Covenants.”

Listing	We intend to list the Notes on the New York Stock Exchange. Trading in the Notes is expected to begin within 30 days of the original issue date.

If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. Each series of Notes is a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. See “Underwriting.”

Use of Proceeds	We intend to use the net proceeds from the sale of the Notes for general corporate purposes, including the repayment or redemption of near term indebtedness. See “Use of Proceeds.”

Conflicts of Interest	Certain of the net proceeds of this offering will be used to repay indebtedness under our credit facilities. Because an affiliate of Banco Bilbao Vizcaya Argentaria, S.A. (“BBVA”) is a lender under one of our credit facilities and will receive 5% or more of the net proceeds of this offering, BBVA is deemed to have a ‘‘conflict of interest’’ under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). As a result, this offering will be conducted in accordance with FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as the members primarily responsible for managing the public offering do not have a conflict of interest, are not affiliates of any member that has a conflict of interest and meet the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”

Governing Law	State of New York.

Trustee, Transfer Agent and Security Registrar	U.S. Bank National Association.

Paying Agent	Elavon Financial Services DAC.

Risk Factors	You should consider carefully all the information set forth herein under “Risk Factors” and set forth under the caption “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the year ended September 30, 2019 and Johnson Controls’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 before investing in the Notes.

Summary Historical Consolidated Financial Data

Johnson Controls

The following table sets forth summary historical consolidated financial data of Johnson Controls.

The historical data is derived from Johnson Controls’ (i) audited consolidated financial statements as of and for the three fiscal years ended September 30, 2019, 2018 and 2017 included in Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2019 incorporated by reference in this prospectus supplement and the accompanying prospectus and Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2018 not incorporated by reference in this prospectus supplement and the accompanying prospectus and (ii) unaudited consolidated financial statements as of June 30, 2020 and for the nine month periods ended June 30, 2020 and 2019 included in Johnson Controls’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

The summary historical financial data is not necessarily indicative of future results, and should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Johnson Controls’ consolidated financial statements and related notes included in Johnson Controls’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 filed with the SEC on July 31, 2020 and the Annual Report on Form 10-K for the fiscal year ended September 30, 2019 filed with the SEC on November 21, 2019, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference”.

	Nine Months Ended June 30,		Year Ended September 30,
	2020	2019	2019	2018	2017
	(in millions, except per share data)
OPERATING RESULTS
Net sales	$16,363	$17,694	$23,968	$23,400	$22,835
Income from continuing operations attributable to Johnson Controls(1)	$190	$488	$1,100	$1,175	$672
Earnings per share from continuing operations(1)
Basic	$0.25	$0.54	$1.26	$1.27	$0.72
Diluted	$0.25	$0.54	$1.26	$1.26	$0.71

	June 30,	September 30,
	2020	2019	2018	2017
	(in millions)
FINANCIAL POSITION
Total assets	$41,278	$42,287	$48,797	$51,884
Long-term debt (including current portion)	$6,773	$7,209	$9,624	$12,254
Total debt	$8,094	$7,219	$10,930	$13,465
Shareholders’ equity attributable to Johnson Controls	$17,805	$19,766	$21,164	$20,477

(1)

Income from continuing operations attributable to Johnson Controls includes $235 million, $255 million and $347 million of significant restructuring and impairment costs in fiscal year 2019, 2018 and 2017, respectively, and $783 million and $235 million in significant restructuring and impairment costs in the nine months ended June 30, 2020 and 2019, respectively. It also includes $618 million, $(24) million and $(384) million of net mark-to-market charges (gains) in fiscal year 2019, 2018 and 2017, respectively, and $154 million and $(8) million in net mark-to-market charges (gains) in the nine months ended June 30, 2020 and 2019, respectively.

JCI plc and TFSCA

The following tables set forth summarized financial information of JCI plc and TFSCA (collectively, the “Obligor Group”) on a combined basis after intercompany transactions have been eliminated, including adjustments to remove the receivable and payable balances, investment in, and equity in earnings from, those subsidiaries of JCI plc other than TFSCA (collectively, the “Non-Obligor Subsidiaries”).

The following table presents summarized income statement information for the nine months ended June 30, 2020 and the year ended September 30, 2019 (in millions):

	Nine Months Ended June 30, 2020	Year Ended September 30, 2019
Net sales	$—	$—
Gross profit	—	—
Loss from continuing operations	(390)	(200)
Net loss	(390)	(200)
Income attributable to noncontrolling interests	—	—
Net loss attributable to the entity	(390)	(200)

Excluded from the table above are the intercompany transactions between the Obligor Group and Non-Obligor Subsidiaries as follows (in millions):

	Nine Months Ended June 30, 2020	Year Ended September 30, 2019
Net sales	$—	$—
Gross profit	—	—
Income from continuing operations	567	211
Net income	567	211
Income attributable to noncontrolling interests	—	—
Net income attributable to the entity	567	211

The following table presents summarized balance sheet information as of June 30, 2020 and September 30, 2019 (in millions):

	June 30, 2020	September 30, 2019
Current assets	$3,674	$1,829
Noncurrent assets	292	306
Current liabilities	11,699	7,932
Noncurrent liabilities	5,401	6,392
Noncontrolling interests	—	—

Excluded from the table above are the intercompany balances between the Obligor Group and Non-Obligor Subsidiaries as follows (in millions):

	June 30, 2020	September 30, 2019
Current assets	$643	$503
Noncurrent assets	7,491	7,849
Current liabilities	2,969	6,541
Noncurrent liabilities	2,741	6,201
Noncontrolling interests	—	—

The same accounting policies as described in Note 1 to the consolidated financial statements included in Johnson Controls’ Annual Report on Form 10-K for the year ended September 30, 2019 are used by JCI plc and each of its subsidiaries in connection with the summarized financial information presented above.

RISK FACTORS

Investing in the Notes involves various risks, including the risks described below. The risks described below are not the only ones facing us. Our business also is subject to the risks that affect many other companies, such as competition, technological obsolescence, labor relations, general economic conditions, geopolitical events, climate change and international operations. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. You should carefully consider the following risks and the risks set forth under the caption “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the year ended September 30, 2019 and Johnson Controls’ Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020, which are incorporated by reference herein, before investing in the Notes.

Risks Related to COVID-19

The recent COVID-19 pandemic could have an adverse effect on our business, financial condition, results of operations and cash flows

The global outbreak of COVID-19 has severely restricted the level of economic activity around the world and has caused a significant contraction in the global economy. In response to this outbreak, the governments of many countries, states, cities and other geographic regions have taken preventative or protective actions, such as imposing restrictions on travel and business operations. Temporary closures of businesses have been ordered and numerous other businesses have temporarily closed voluntarily. These measures, while intended to protect human life, have and are expected to continue to have significant adverse impacts on domestic and foreign economies of uncertain severity and duration. Currently, the effectiveness of economic stabilization efforts and other measures being taken to mitigate the effects of these actions and the spread of COVID-19 is uncertain.

As a result of the COVID-19 pandemic, we and our affiliates, employees, suppliers, customers and others have been and may continue to be restricted or prevented from conducting normal business activities, including as a result of shutdowns, travel restrictions and other actions that may be requested or mandated by governmental authorities. Such actions have prevented, and may in the future prevent us from accessing the facilities of our customers to deliver and install products, provide services and complete maintenance. Although some governments have begun to lift shutdown orders and similar restrictions, a resurgence in the spread of COVID-19 could cause the reinstitution of such preventive or protective measures. While a substantial portion of our businesses have been classified as an essential business in jurisdictions in which facility closures have been mandated, some of our facilities have nevertheless been ordered to close in certain jurisdictions and we can give no assurance that there will not be additional closures in the future or that our businesses will be classified as essential in each of the jurisdictions in which we operate.

The COVID-19 outbreak has impacted, and may continue to impact, our office locations, manufacturing and servicing facilities and distribution centers, as well as those of our third party vendors, including the effects of facility closures, reductions in operating hours and other social distancing efforts. For example, we have experienced temporary reductions of our manufacturing and operating capacity in India, China and Mexico as a result of government-mandated actions to control the spread of COVID-19. In addition, we have modified our business practices (including employee travel, employee work locations, and cancellation of physical participation in meetings, events and conferences), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, partners, and suppliers. These modifications to our business practices, including any future actions we take, may cause us to experience increases in costs, reductions in productivity and disruptions to our business routines. Further, we have experienced, and may continue to experience, disruptions or delays in our supply chain as a result of such actions, which has resulted in higher supply chain costs to us in order to maintain the supply of materials and components for our products.

Our management of the impact of COVID-19 has and will continue to require significant investment of time from our management and employees, as well as resources across our global enterprise. The focus on managing and mitigating the impacts of COVID-19 on our business may cause us to divert or delay the application of our resources toward new initiatives or investments, which may adversely impact our future results of operations. In addition, issues relating to the COVID-19 pandemic may result in legal claims or litigation against us.

We may also experience impacts from market downturns and changes in consumer behavior related to pandemic fears as a result of COVID-19. For example, we have experienced a recent decline in demand in our global businesses as a result of the impact of efforts to contain the spread of COVID-19. In addition, our customers may choose to delay or abandon projects on which we provide products and/or services. We may also experience adverse impacts on demand and sales volumes from industries that are sensitive to economic downturns and volatility in commodity prices, including the industries described in our risk factor titled “Some of the industries in which we operate are cyclical and, accordingly, demand for our products and services could be adversely affected by downturns in these industries” in Johnson Controls’ Annual Report on Form 10-K for the year ended September 30, 2019. If these adverse impacts continue, our stock price and the operating performances of our businesses could be adversely affected, which could require us to incur material impairment, restructuring or other charges. For example, we were required to record an impairment charge of indefinite-lived intangible assets primarily related to our retail business and an impairment of the North America Retail reporting unit’s goodwill in the nine months ended June 30, 2020.

The impact of COVID-19 has caused significant uncertainty and volatility in the credit markets. We rely on the credit markets to provide us with liquidity to operate and grow our businesses beyond the liquidity that operating cash flows provide. If our access to capital were to become significantly constrained or if costs of capital increased significantly due the impact of COVID-19, including volatility in the capital markets, a reduction in our credit ratings or other factors, then our financial condition, results of operations and cash flows could be adversely affected.

If the COVID-19 pandemic becomes more pronounced in our global markets, experiences a resurgence in markets recovering from the spread of COVID-19, or if another significant natural disaster or pandemic were to occur in the future, our operations in areas impacted by such events could experience further adverse financial impacts due to market changes and other resulting events and circumstances. The extent to which the COVID-19 outbreak impacts our financial condition will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19, the longevity of COVID-19, the impact of COVID-19 on economic activity, the actions to contain its impacts on public health and the global economy and the speed at which economic activity resumes following the lifting of measures designed to mitigate the spread of COVID-19. The impact of COVID-19 may also exacerbate other risks discussed in Item 1A of Johnson Controls’ Annual Report on Form 10-K for the year ended September 30, 2019 and Johnson Controls’ Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020 and June 30, 2020, any of which could have a material effect on our financial condition, results of operations and cash flows.

The potential insolvency or financial distress of third parties could adversely impact our business and results of operations.

We are exposed to the risk that third parties to various arrangements who owe us money or goods and services, or who purchase goods and services from us, will not be able to perform their obligations or continue to place orders due to insolvency or financial distress. Notably, the global COVID-19 pandemic has created heightened risk that third parties may be unable to perform their obligations or that they will suffer financial distress due to the global economic impact of the pandemic and the regulatory measures that have been enacted by governments to contain the spread of the virus, however; we are unable predict the impact that COVID-19 will have on any of our customers, suppliers, vendors, and other business partners, and each of their financial conditions or their ability to perform their obligations. If third parties fail to perform their obligations under arrangements with us, we may be forced to replace the underlying commitment at current or above market prices or on other terms that are less favorable to us. In such events, we may incur losses, or our results of operations, financial condition or liquidity could otherwise be adversely affected.

Cybersecurity incidents could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation and results of operations.

We rely upon the capacity, reliability and security of our IT and data security infrastructure and our ability to expand and continually update this infrastructure in response to the changing needs of our business. As we implement new systems or integrate existing systems, they may not perform as expected. We also face the challenge of supporting our older systems and implementing necessary upgrades. In addition, we are increasingly relying on our IT infrastructure to support our operations as we manage the impact of COVID-19, including through initiating remote-work protocols for a substantial number of our employees in regions impacted by the spread of the virus. If we experience a problem with the functioning of an important IT system as a result of the increased burden placed on our IT infrastructure or a security breach of our IT systems, including during system upgrades and/or new system implementations, the resulting disruptions could have an adverse effect on our business.

Global cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to IT systems to sophisticated and targeted measures known as advanced persistent threats, directed at the Company, our products, our customers and/or our third party service providers, including cloud providers. Our customers, including the U.S. government, are increasingly requiring cybersecurity protections and mandating cybersecurity standards in our products, and we may incur additional costs to comply with such demands. While we have experienced, and expect to continue to experience, these types of threats and incidents, none of them to date have been material to the Company. We seek to deploy comprehensive measures to deter, prevent, detect, respond to and mitigate these threats, including identity and access controls, data protection, vulnerability assessments, product software designs which we believe are less susceptible to cyber attacks, continuous monitoring of our IT networks and systems and maintenance of backup and protective systems. Despite these efforts, cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption or unavailability of critical data and confidential or proprietary information (our own or that of third parties) and the disruption of business operations. Cybersecurity incidents aimed at the software imbedded in our products could lead to third party claims that our product failures have caused a similar range of damages to our customers, and this risk is enhanced by the increasingly connected nature of our products. The potential consequences of a material cybersecurity incident include financial loss, reputational damage, litigation with third parties, theft of intellectual property, fines levied by the Federal Trade Commission, diminution in the value of our investment in research, development and engineering, and increased cybersecurity protection and remediation costs due to the increasing sophistication and proliferation of threats, which in turn could adversely affect our competitiveness and results of operations.

Risks Related to the Notes

The Notes will be effectively junior to all of the Issuers’ secured obligations and to the obligations of subsidiaries of JCI plc (other than TFSCA).

The Notes will rank senior in right of payment to the Issuers’ existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to the Issuers’ existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of the Issuers’ secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by subsidiaries of JCI plc (other than TFSCA).

As such, in the event of a bankruptcy, examination, liquidation, administration, dissolution, reorganization or similar proceeding involving the Issuers or any of their subsidiaries, the assets of the affected entity could not be used to pay you until after:

•	all secured claims against the Issuers or any other affected entity have been fully paid; and

•	all other claims against any affected entity that is a subsidiary of JCI plc (other than TFSCA), including trade payables, have been fully paid.

Holders of the Notes will participate ratably in Johnson Controls’ remaining assets with all holders of its other unsecured, unsubordinated debt that is deemed to be of the same class as the Notes and potentially with all of its other general creditors based upon the respective amounts owed to each holder or creditor. If any of the foregoing events were to occur, the Issuers cannot assure you that there will be sufficient assets to pay amounts due on the Notes. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt or holders of indebtedness of its subsidiaries.

As of June 30, 2020, Johnson Controls had outstanding, on a consolidated basis, approximately $8,094 million of total debt, $387 million of which constituted debt of the subsidiaries of the consolidated company (excluding TFSCA). The Notes would have been structurally subordinated to the debt of the subsidiaries of the consolidated company other than TFSCA.

As of June 30, 2020, Johnson Controls had no secured indebtedness outstanding.

The Issuers will not be restricted under the terms of the Indenture or the Notes from incurring additional indebtedness. The terms of the Indenture will limit Johnson Controls’ ability to secure additional debt without also securing the Notes and to enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions.

The Notes are obligations of the Issuers only, but the Issuers’ operations are conducted through, and a substantial portion of the Issuers’ consolidated assets are held by, their subsidiaries.

The Notes are obligations of the Issuers only. A substantial portion of the Issuers’ consolidated assets are held by their subsidiaries, which means that the Issuers’ ability to service their debt, including the Notes, depends on the results of operations of their subsidiaries and upon the ability of those subsidiaries to provide the Issuers with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on the Issuers’ obligations, including the Notes. The Issuers’ subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to the Issuers from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing Johnson Controls’ debt requires a significant amount of cash, and Johnson Controls may not have sufficient cash flow from its business to pay its substantial debt.

Johnson Controls’ ability to make scheduled payments of the principal of, to pay interest on or to refinance its indebtedness, including the Notes offered hereby, depends on its future performance, which is subject to economic, financial, competitive and other factors beyond its control. Johnson Controls’ business may not continue to generate cash flow from operations in the future sufficient to service its debt and make necessary capital expenditures. If Johnson Controls is unable to generate such cash flow, it may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Johnson Controls’ ability to refinance its indebtedness will depend on the capital markets and its financial condition at that time. Johnson Controls may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on its debt obligations.

Despite Johnson Controls’ current debt levels, Johnson Controls may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite Johnson Controls’ current debt levels, Johnson Controls and its subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in Johnson Controls’ debt agreements, some of which may be secured debt. Johnson Controls will not be restricted under the terms of the Indenture or the Notes from incurring additional indebtedness. The terms of the Indenture limit Johnson Controls’ ability to secure additional debt without also securing the Notes and to enter into sale and leaseback transactions. However, these limitations apply only to principal property (of which Johnson Controls believes it currently has none), and are subject to numerous significant exceptions. In addition, the Notes do not require Johnson Controls to achieve or maintain any minimum financial results relating to its financial position or results of operations. Johnson Controls’ ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the Indenture and the Notes could have the effect of diminishing the Issuers’ ability to make payments on the Notes when due, causing a loss in the trading value of your Notes, and increasing the risk that the credit rating of the Notes is lowered or withdrawn.

Johnson Controls’ credit ratings may not reflect all risks of your investment in the Notes.

The credit ratings assigned to the Notes are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that those credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by one or more rating agencies if, in that rating agency’s judgment, circumstances so warrant.

Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in Johnson Controls’ credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market value of the Notes and increase its corporate borrowing costs.

There are limited covenants in the Indenture.

Neither the Issuers nor any of their subsidiaries will be restricted under the terms of the Indenture or the Notes from incurring additional debt or other liabilities. If the Issuers or their subsidiaries incur additional debt or liabilities, the Issuers’ ability to pay their obligations on the Notes, and the ability of the Issuers’ subsidiaries to fund such payments on behalf of the Issuers, could be adversely affected. Johnson Controls expects that it will from time to time incur additional debt and other liabilities.

In addition, (i) the Issuers and their subsidiaries are not restricted under the Indenture from granting security interests over their respective assets, except to the extent described under “Description of Notes—Certain Covenants—Limitation on Liens” in this prospectus supplement, or from paying dividends, making investments or issuing or repurchasing their respective securities, and (ii) there are no financial covenants in the Indenture. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you.

Furthermore, although the Issuers are required under certain circumstances to make additional payments to holders as a result of tax withholdings or deductions, such obligations are subject to certain important exceptions as described under “Description of Notes—Payment of Additional Amounts,” including with respect to taxes imposed by or on behalf of the United States. Prospective holders of the Notes are advised to seek their own professional advice in relation to any such risk.

You may not be able to sell your Notes if active trading markets for the Notes do not develop.

Each series of Notes constitutes a new issue of securities, for which there is no existing trading market. Johnson Controls intends to list the Notes on the New York Stock Exchange. However, Johnson Controls cannot provide you with any assurance regarding whether active trading markets for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. In addition, even if the listing of the Notes on the New York Stock Exchange is obtained, Johnson Controls will have no obligation to maintain such listing, and we may delist the Notes at any time. If no active trading markets develop, you may be unable to resell the Notes at any price or at their fair market value or at all.

The price at which you will be able to sell your Notes prior to maturity will depend on a number of factors.

Johnson Controls believes that the value of the Notes in any secondary market that may develop will be affected by the supply of, and demand for, the Notes, interest rates and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what Johnson Controls expects to be the impact on the market value of the Notes of a change in a specific factor, assuming all other conditions remain constant.

•

Interest Rates. Johnson Controls expects that the market value of the Notes will be affected by changes in interest rates. In general, if interest rates increase, the market value of the Notes may decrease. Johnson Controls cannot predict the future level of market interest rates.

•

Johnson Controls’ Credit Rating, Financial Condition and Results of Operations. Johnson Controls expects that the Notes will be rated by one or more nationally recognized statistical rating organizations. Any rating agency that rates the Notes may lower its rating or decide not to rate the Notes in its sole discretion. Actual or anticipated changes in Johnson Controls’ credit ratings, financial condition or results of operations may affect the market value of the Notes. In general, if Johnson Controls’ credit rating is downgraded, the market value of the Notes may decrease. A credit rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain any rating on the Notes, and therefore Johnson Controls cannot assure you that the ratings assigned to the Notes will not be lowered or withdrawn by the assigning rating agency at any time thereafter.

•

The credit ratings assigned to the Notes may not reflect the potential impact of all risks related to trading markets, if any, for, or the trading value of, your Notes. In addition, real or anticipated changes in Johnson Controls’ credit ratings will generally affect any trading market, if any, for, or the trading value of, your Notes. You should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances. See “—Johnson Controls’ credit ratings may not reflect all risks of your investment in the Notes.”

Johnson Controls may not be able to repurchase all of the Notes upon a Change of Control Triggering Event.

As described under “Description of Notes—Offer to Repurchase Upon Change of Control Triggering Event,” Johnson Controls will be required to offer to purchase the Notes upon the occurrence of a Change of Control Triggering Event. Johnson Controls may not have sufficient funds to purchase the Notes at that time or have the ability to arrange financing on acceptable terms. If we are unable to purchase the Notes as required upon the occurrence of a Change of Control Triggering Event, it would result in a default under the Indenture. A default under the Indenture could also lead to a default under the agreements governing our existing or future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and purchase the Notes being repurchased.

Redemption may adversely affect your return on the Notes.

Johnson Controls has the right to redeem some or all of the Notes prior to maturity, as described under “Description of Notes—Optional Redemption.” Johnson Controls may redeem the Notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Notes.

An investment in the Notes by a holder whose home currency is not euro entails significant risks.

All payments of interest on and the principal of the Notes and any redemption or repurchase price for the Notes will be made in euros. An investment in the Notes by a holder whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which Johnson Controls has no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. Moreover, market perceptions concerning the instability of the euro could significantly affect the exchange rates between the euro and the investor’s home currency. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Notes. Depreciation of euro against the holder’s home currency would result in a decrease in the effective yield of the Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

Trading in the clearing systems is subject to minimum denomination requirements.

The Notes will be issued only in minimum denominations of €100,000 and whole multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such Notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination of €100,000 in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

Holders of the Notes will receive payments solely in euro except under the limited circumstances provided herein.

All payments of interest on and the principal of the Notes and any redemption price for, or additional amounts with respect to, the Notes will be made in euro except under the limited circumstances provided herein. See “Description of Notes—Issuance of Notes in Euro.” We, the underwriters, the trustee and the paying agent will not be obligated to convert, or to assist any registered owner or beneficial owner of such Notes in converting, payments of interest, principal, any redemption or repurchase price, or any additional amount in euro made with respect to such Notes into U.S. dollars or any other currency.

The Notes permit Johnson Controls to make payments in U.S. dollars if Johnson Controls is unable to obtain euros.

If, on or after the date of this prospectus supplement, the euro is unavailable to Johnson Controls due to the imposition of exchange controls or other circumstances beyond Johnson Controls’ control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to Johnson Controls or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Issuers in their sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an event of default under the Notes or the Indenture. There can be no assurance that this exchange rate will be as favorable to holders of Notes as the exchange rate otherwise determined by applicable law. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the Notes.

In a lawsuit for payment on the Notes, an investor may bear currency exchange risk.

The Indenture is, and the Notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Notes would be required to render the judgment in euros. However, the judgment would be converted into dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Notes would apply New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than dollars. For example, a judgment for money in an action based on the Notes in many other United States federal or state courts ordinarily would be enforced in the United States only in dollars. The date used to determine the rate of conversion of euro into dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Your rights as a holder of the Notes will be limited so long as the Notes are issued as book-entry interests.

Owners of the book-entry interests will not be considered owners or holders of Notes unless and until definitive Notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Euroclear and Clearstream will be the sole registered holder of the Global Notes.

Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to Elavon Financial Services DAC, the principal paying agent, which will make payments to Euroclear and Clearstream. Thereafter, such payments will be credited to Euroclear and Clearstream participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. After payment to the common depositary for Euroclear and Clearstream, none of the Issuers, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Euroclear and Clearstream, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the relevant Notes, you must rely on the procedures of Euroclear and Clearstream and, if you are not a participant in Euroclear and/or Clearstream, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the Notes under the Indenture.

Owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, if you own a book-entry interest, you will be reliant on the common depositary to act on your instructions and/or will be permitted to act directly only to the extent you have received appropriate proxies to do so from Euroclear and Clearstream or, if applicable, from a participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions or to take any other action on a timely basis.

The Proposed Financial Transaction Tax (“FTT”) remains uncertain.

On February 14, 2013, the European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal,

Slovenia and Slovakia (the “participating Member States” although Estonia has since stated that it will not participate).

The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

However, the FTT proposal remains subject to negotiation between the participating Member States and the scope of any such tax is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate. Prospective holders of the Notes are advised to seek their own professional advice in relation to the FTT.

The insolvency laws of Luxembourg and/or Ireland may not be as favorable to you as the U.S. bankruptcy laws and may preclude holders of the Notes from recovering payments due on the Notes.

JCI plc is incorporated and organized under the laws of Ireland and TFSCA is incorporated and organized under the laws of Luxembourg. In the event of a bankruptcy, insolvency, reorganization or similar event, proceedings, including winding-up proceedings, could be initiated in Luxembourg and/or Ireland. The bankruptcy, insolvency, administrative, debtor relief and other laws of Luxembourg or Ireland, as applicable, may be materially different from, or in conflict with, those of the United States, including in the areas of rights of creditors, priority of governmental and other creditors, ability to obtain post-petition interest and duration of the proceeding. The application of these laws, or any conflict among them, could adversely affect your ability to enforce your rights under the Notes in those jurisdictions or limit any amounts that you may receive.

The Issuers may be adversely affected by anti-tax avoidance directives adopted by European Union Member States.

Directive 2016/1164/EU, called the anti-tax avoidance directive (“ATAD”), was adopted on 12 July 2016 to implement in the EU Member States’ domestic legal frameworks common measures to tackle tax avoidance practices. ATAD lays down (i) controlled foreign company rules, (ii) anti-hybrid mismatches within the EU context rules, (iii) general interest limitation rules, (iv) a general anti-abuse rule, and (v) exit taxation rules. Following the adoption of ATAD, the EU Member States decided to go further as regards to hybrid-mismatches with third countries, and adopted the Directive 2017/952/EU (“ATAD 2”) amending the ATAD provisions with respect to anti-hybrid mismatches, on 29 May 2017.

EU Member States had until 31 December 2018 to implement ATAD (subject to derogations for EU Member States which had equivalent measures in their domestic law) and had until 31 December 2019 to implement ATAD 2 (except for measures relating to reverse hybrid mismatches, which must be implemented by 31 December 2021).

Luxembourg adopted (i) the Law of 21 December 2018 implementing ATAD with effect as of 1 January 2019 and (ii) the Law of 20 December 2019 implementing ATAD 2 with effect as of 1 January 2020 (except for the reverse hybrid mismatch rules, which should apply as of 1 January 2022). These rules could increase the Co-Issuer’s taxable base and may result in adverse financial impacts to the Co-Issuer.

Ireland has not yet implemented the interest limitation rules. The exact scope of the measure and its impact on the JCI plc’s tax position will depend on how these rules are implemented in Ireland.

JCI PLC AND TFSCA SUMMARIZED FINANCIAL INFORMATION

See “Summary— Summary Historical Consolidated Financial Data—JCI plc and TFSCA” for information regarding the summarized financial information of JCI plc and TFSCA on a combined basis.

USE OF PROCEEDS

Johnson Controls estimates that the net proceeds from this offering will be approximately €             after deducting the underwriting discount and its estimated offering expenses. Johnson Controls intends to use the net proceeds from the sale of the Notes for general corporate purposes, including the repayment or redemption of near term indebtedness, including repayment in full of the 364-Day Term Loan with BBVA as administrative agent and initial lender (the “364-Day Term Loan”), the proceeds of which were used for general corporate purposes. As of June 30, 2020, approximately €100.0 million aggregate principal amount was outstanding under the 364-Day Term Loan and the interest rate on borrowings under the 364-Day Term Loan was 1.40%. General corporate purposes may also include acquisitions, additions to working capital, repurchase of ordinary shares, dividends, capital expenditures and investments in our subsidiaries. Pending such use, the net proceeds may be invested in short-term, investment-grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States.

CAPITALIZATION

The following table sets forth, as of June 30, 2020, our consolidated cash and cash equivalents and total capitalization:

•	on an actual basis; and

•

on an as adjusted basis to give effect to (i) the sale of the Notes, based on a euro/U.S. dollar exchange rate of €1.00 = $1.1820, the noon buying rate in New York City on September 4, 2020 for cable transfers payable in euro, as announced by the U.S. Federal Reserve Board and (ii) the application of a portion of the net proceeds therefrom to repay the 364-Day Term Loan (but not the application of the remainder of the net proceeds as described under “Use of Proceeds”).

You should read the table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto which are included in Johnson Controls’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 filed with the SEC on July 31, 2020, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2020
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$2,342	$

Short-term debt	$1,321		$1,209

Long-term debt: (including current portion)(1)
Notes due in fiscal years 2020–2064(2)	6,531		6,531
Notes offered hereby	—
Other	242		242

Total long-term debt	$6,773	$

Total debt	$8,094	$

Shareholders’ equity:
Ordinary shares	8		8
Capital in excess of par value	16,904		16,904
Retained earnings	2,955		2,955
Ordinary shares held in treasury, at cost	(1,119)		(1,119)
Accumulated other comprehensive loss	(943)		(943)
Equity attributable to noncontrolling interest	1,068		1,068

Total equity	18,873		18,873

Total debt and total equity	$26,967	$

(1)	Includes current portion of long-term debt of $1,102 million.
(2)

On August 26, 2020, JCI plc issued to holders of the Existing 2020 Notes a notice of redemption for all €750.0 million of the Existing 2020 Notes at a redemption price equal to 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date of September 29, 2020. On September 8, 2020, the Issuers priced an offering of $625.0 million of the 2030 Notes, which is expected to close on September 11, 2020.

EXCHANGE RATES

The table below sets forth, for the periods and dates indicated, information concerning the noon buying rate in New York City for cable transfers as announced by the U.S. Federal Reserve Board for euro (expressed in U.S. dollars per €1.00). The rates in this table are provided for your reference only.

Period (Year Ending)	High	Low	Period Average(1)	Period End
2015	1.2015	1.0524	1.1096	1.0859
2016	1.1516	1.0375	1.1072	1.0552
2017	1.2041	1.0416	1.1301	1.2022
2018	1.2488	1.1281	1.1817	1.1456
2019	1.1524	1.0905	1.1194	1.1227
January 2020	1.1187	1.1004	1.1098	1.1082
February 2020	1.1062	1.0794	1.0911	1.1001
March 2020	1.1420	1.0682	1.1046	1.1016
April 2020	1.0971	1.0797	1.0871	1.0934
May 2020	1.1107	1.0800	1.0907	1.1107
June 2020	1.1378	1.1123	1.1259	1.1237
July 2020	1.1822	1.1237	1.1488	1.1822
August 2020	1.1950	1.1750	1.1831	1.1950
September 2020 (through September 4, 2020)	1.1949	1.1820	1.1860	1.1820

(1)	The average of the noon buying rates of each day of the relevant year or period.

DESCRIPTION OF NOTES

Capitalized terms used in this “Description of Notes” section and not otherwise defined have the meanings set forth under the heading “—Definitions” below. For purposes of this “Description of Notes” section, (a) the terms “JCI plc” or “Company” refer only to Johnson Controls International plc, a public limited company organized under the laws of Ireland, and its successors permitted by the terms of the Indenture, (b) the terms “TFSCA” or “Co-Issuer” refer to Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares incorporated and organized under the laws of the Grand Duchy of Luxembourg, and its successors permitted by the terms of the Indenture, (c) the terms “Issuers,” “we,” “us” and “our” refer to JCI plc and TFSCA together, and (d) the term “Johnson Controls” refers to JCI plc and its consolidated subsidiaries, including TFSCA.

We are offering €             initial aggregate principal amount of our     % Senior Notes due 2027 (the “2027 Notes”) and €             initial aggregate principal amount of our     % Senior Notes due 2032 (the “2032 Notes” and together with the 2027 Notes, the “Notes”). The 2027 Notes and 2032 Notes will constitute separate series of unsecured, unsubordinated debt securities described in the accompanying prospectus. The following description supplements, and to the extent it is inconsistent with replaces, the description of the general terms and provisions contained in “Description of Debt Securities” in the accompanying prospectus.

The Notes will be issued under the Indenture, dated as of December 28, 2016 (the “Base Indenture”), between JCI plc and U.S. Bank National Association, as trustee (the “Trustee”) and a Sixth Supplemental Indenture relating to the Notes to be entered into among JCI plc, TFSCA, the Trustee and Elavon Financial Services DAC, as paying agent (together with the Base Indenture, the “Indenture”). We intend to enter into an agency agreement among us, Elavon Financial Services DAC, as paying agent, and U.S. Bank National Association, as transfer agent, security registrar and Trustee. The terms of the Notes will include those expressly set forth in such notes and the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb), as in effect from time to time (the “Trust Indenture Act”).

The Issuers will be jointly and severally liable for all obligations under the Notes. The Co-Issuer is a wholly-owned consolidated subsidiary of the Company that is 99.996% owned directly by the Company and 0.004% owned by TFSCA’s sole general partner and manager, Tyco Fire & Security S.à.r.l., which is itself wholly owned by the Company. The Co-Issuer is a holding company that directly and indirectly holds significantly all of the operating subsidiaries of JCI plc. The Co-Issuer engages in intercompany banking activities on behalf of JCI plc, including engaging in intercompany loan transactions and engaging in currency hedging transactions on behalf of JCI plc and its subsidiaries.

This description is a summary of the material provisions of the Notes and the Indenture. This description does not restate those agreements and instruments in their entirety. We urge you to read the Notes and the Indenture because they, not the summaries below and in the accompanying prospectus, will define the rights of holders of the Notes, other than the 2030 Notes.

General

The Notes will be JCI plc’s and the Co-Issuer’s unsecured, unsubordinated obligations. The Notes will rank senior in right of payment to JCI plc’s and the Co-Issuer’s existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; equal in right of payment to JCI plc’s and the Co-Issuer’s existing and future indebtedness and other obligations that are not so subordinated; effectively junior to any of JCI plc’s and the Co-Issuer’s secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness or other obligations; and structurally junior to all existing and future indebtedness and other obligations incurred by JCI plc’s and the Co-Issuer’s subsidiaries. TFSCA is not a co-issuer in respect of JCI plc’s outstanding senior notes.

As of June 30, 2020, Johnson Controls had outstanding, on a consolidated basis, approximately $8,094 million of total debt, $387 million of which constituted debt of the subsidiaries of the consolidated company, excluding TFSCA. The Notes would have been structurally subordinated to the debt of the subsidiaries of the consolidated company other than TFSCA.

As of June 30, 2020, Johnson Controls had no secured indebtedness outstanding.

The Notes will be issued in book-entry form, represented by one or more Global Securities (as defined below), deposited with or on behalf of a common depositary on behalf of Clearstream and Euroclear and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear.

The Notes will be issued in registered form without interest coupons and only in denominations of €100,000 and whole multiples of €1,000 in excess thereof.

The 2027 Notes will mature on                 , 2027 and will bear interest at a rate of     % per annum. The date from which interest will accrue on the 2027 Notes will be                 , 2020 or, if later, the most recent interest payment date to which interest has been paid or provided for. The 2032 Notes will mature on                 , 2032 and will bear interest at a rate of     % per annum. The date from which interest will accrue on the 2032 Notes will be                 , 2020 or, if later, the most recent interest payment date to which interest has been paid or provided for. Interest in respect of the 2027 Notes shall be payable annually in arrears on                  of each year, beginning on                 , 2021, to the applicable holders of record at the close of business on the                  next preceding such interest payment date. Interest in respect of the 2032 Notes shall be payable annually in arrears on                  of each year, beginning on                 , 2021, to the applicable holders of record at the close of business on the                  next preceding such interest payment date. The basis upon which interest shall be calculated will be the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on such series of the Notes (or                 , 2020, if no interest has been paid on such series of the Notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as “ACTUAL/ACTUAL (ICMA),” as defined in the statutes, by-laws, rules and recommendations published by the International Capital Markets Association (the “ICMA Rulebook”).

Except as provided below, the Notes shall not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstance or otherwise. The Notes will not have the benefit of any sinking fund. The Notes will not be convertible into or exchangeable for shares or other securities of the Issuers.

For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg law of 10 August 1915 relating to commercial companies, as amended, do not apply to the Notes.

Indenture May Be Used for Future Issuances

We may, without the consent of the then existing holders of the Notes, “re-open” and issue additional Notes of either series, which additional Notes will have the same terms as such series of Notes offered hereby except for the issue price, issue date and, under some circumstances, the first interest payment date; provided that, if such additional Notes are not fungible with the existing Notes of such series for U.S. federal income tax purposes, such additional Notes will have a separate CUSIP, ISIN and/or other identifying number, as applicable. Additional Notes issued in this manner will form a single series with the applicable series of Notes offered hereby.

In addition, the Indenture does not limit the amount of debt securities that can be issued thereunder and provides that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class. Debt securities issued pursuant to the Indenture may have terms that differ from those of the Notes offered hereby, as set forth in Section 2.01 of the Indenture.

Issuance of Notes in Euros

All payments of interest and principal, including payments made upon any redemption or repurchase of the Notes, will be payable in euros. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euros will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Issuers in their sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default (as defined below) under the Notes or the Indenture. Neither the Trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

The September 4, 2020 euro/U.S. dollar exchange rate was €1.00 = $1.1820, the noon buying rate in New York City on such date for cable transfers payable in euro, as announced by the U.S. Federal Reserve Board. Investors in the Notes will be subject to currency exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

Optional Redemption

Prior to                 , 2027 (two months prior to the maturity date) (the “2027 Par Call Date”), the Issuers may, at their option, redeem the 2027 Notes, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to the greater of (i) 100% of the principal amount of the 2027 Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) that would be due if the 2027 Notes matured on the 2027 Par Call Date, discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) plus              basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after                 , 2027 (two months prior to their maturity date), the Issuers may, at their option, redeem the 2027 Notes, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Prior to                 , 2032 (three months prior to the maturity date) (the “2032 Par Call Date”), the Issuers may, at their option, redeem the 2032 Notes, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to the greater of (i) 100% of the principal amount of the 2032 Notes to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) that would be due if the 2032 Notes matured on the 2032 Par Call Date, discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate (as defined below) plus              basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after                 , 2032 (three months prior to their maturity date), the Issuers may, at their option, redeem the 2032 Notes, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

“Treasury Rate” means the rate per annum (which, if less than zero, shall be deemed to be zero) equal to the annual equivalent yield to maturity of the Reference Bond (as defined below), assuming a price for the Reference Bond (expressed as a percentage of its principal amount) equal to the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on the third business day preceding such redemption date as determined by us or an independent investment bank appointed by us.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the applicable series of Notes, or if we or an independent investment bank appointed by us considers that such similar bond is not in issue, such other German government bond as we or an independent investment bank appointed by us, with the advice of three brokers of, and/or market makers in, German government bonds selected by us or an independent investment bank appointed by us, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of principal of and interest on the relevant Note that would be due after the related redemption date but for the redemption. If that redemption date is not an interest payment date with respect to a Note, the amount of the next succeeding scheduled interest payment on the relevant Note will be reduced by the amount of interest accrued on the Note to the redemption date.

Redemption Upon Changes in Withholding Taxes

Either or both of the Issuers may redeem all, but not less than all, of the Notes of a series under the following conditions:

•

if there is an amendment to, or change in, the laws or regulations of a Relevant Taxing Jurisdiction (as defined below) or any change in the written application or official written interpretation of such laws, including any action taken by, or a change in published administrative practice of, a taxing authority or a holding by a court of competent jurisdiction, regardless of whether such action, change or holding is with respect to either or both of the Issuers, which amendment or change is announced and effective on or after the date of issuance of such series of Notes (or, in the case of any Relevant Taxing Jurisdiction that becomes a Relevant Taxing Jurisdiction after such date of issuance, after such later date);

•

as a result of such amendment or change, either or both of the Issuers become, or there is a material probability that either or both of the Issuers will become obligated to pay Additional Amounts (as defined below), on the next payment date with respect to such series of Notes, and such Issuer cannot avoid any such payment obligation by taking reasonable measures available (including having the other Issuer make payments on the Notes if such action would be reasonable);

•

the relevant Issuer delivers to the Trustee a written opinion of independent tax counsel to such Issuer (or Issuers) of recognized standing to the effect that such Issuer (or Issuers) has become, or there is a material probability that it will become, obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above; in addition, before the Issuer mails notice of redemption of the Notes as described below, it will deliver to the Trustee an officer’s certificate to the effect that the obligation to pay Additional Amounts cannot be avoided by such Issuer or cannot avoid any such payment obligation by taking reasonable measures available (including having the other Issuer make payments on the Notes if such action would be reasonable); and

•

following the delivery of the opinion described in the previous bullet point, the relevant Issuer (or Issuers) provides notice of redemption for such series of Notes not less than 10 days, but not more than

90 days, prior to the redemption date. The notice of redemption cannot be given more than 90 days before the earliest date on which the Issuer (or Issuers) would be otherwise required to pay Additional Amounts, and the obligation to pay Additional Amounts must still be in effect when the notice is given.

Upon the occurrence of each of the bullet points above, the relevant Issuer (or Issuers) may redeem such series of Notes at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, thereon to, but excluding, the redemption date and all Additional Amounts (if any) then due and that will become due on such redemption date as a result of the redemption or otherwise (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is prior to the redemption date and Additional Amounts (if any) in respect thereof).

The foregoing provisions shall apply mutatis mutandis to any Successor Company or Successor Co-Issuer (each as defined below).

Notice of Redemption

Notice of any redemption of any series of Notes will be mailed, or delivered electronically if the Notes to be redeemed are held by any depositary, at least 10 days but not more than 90 days before the date fixed for such redemption to each holder of Notes to be redeemed. If less than all of a series of Notes are to be redeemed, the Trustee will select the outstanding Notes of such series to be redeemed in accordance with a method that complies with the requirements, if any, of any stock exchange on which the Notes of such series are listed, and the applicable procedures of the depositary, if such Notes are held by any depositary; provided, however, that with respect to any series of Notes not listed on any stock exchange and/or held by a depositary, the Trustee will select such Notes by lot or by such other method that the Trustee considers fair and appropriate.

No Notes of a principal amount of €100,000 or less shall be redeemed in part. Unless the Issuers default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption. Additionally, at any time, the Issuers may repurchase Notes in the open market and may hold such Notes or surrender such Notes to the trustee for cancellation.

If any redemption date of any Note is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal redemption date and no interest will accrue for the period after such nominal date.

Payment of Additional Amounts

All payments in respect of the Notes will be made by (or on behalf of) the Issuers free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature (“Taxes”), unless the withholding or deduction of such Taxes is required by law.

In the event that the Issuers are required to withhold or deduct any amount for or on account of any Taxes imposed or levied by or on behalf of Ireland, Luxembourg or any other jurisdiction (other than the United States) in which either of the Issuers is organized, resident or doing business for tax purposes or from or through which payments by or on behalf of the Issuers are made, or any political subdivision or any authority thereof or therein (each, but not including the United States or any political subdivision or any authority thereof or therein, a “Relevant Taxing Jurisdiction”) from any payment made under or with respect to any Note (including, without limitation, payments of principal, redemption price, purchase price, interest or premium), the Issuers will pay such additional amounts (“Additional Amounts”) so that the net amount received by each holder or beneficial owner of Notes (including Additional Amounts) after such withholding or deduction will equal the amount that such holder or beneficial owner would have received if such Taxes had not been required to be withheld or deducted.

Additional Amounts will not be payable with respect to a payment made to a holder of Notes or a holder of beneficial interests in Global Securities where such holder is subject to taxation on such payment by the Relevant Taxing Jurisdiction for or on account of any Taxes that are imposed or withheld solely because such holder or a fiduciary, settlor, beneficiary, or member of such holder if such holder is an estate, trust, partnership, limited liability company or other fiscally transparent entity, or a Person holding a power over an estate or trust administered by a fiduciary holder:

•

is or was present or engaged in, or is or was treated as present or engaged in, a trade or business in the Relevant Taxing Jurisdiction or has or had a permanent establishment in the Relevant Taxing Jurisdiction;

•

has or had any present or former connection (other than the mere fact of ownership of such Notes) with the Relevant Taxing Jurisdiction, including being or having been a national citizen or resident thereof, being treated as being or having been a resident thereof or being or having been physically present therein;

•	any estate, inheritance, gift, transfer, personal property or similar Taxes imposed with respect to the Notes;

•

any Taxes imposed solely as a result of the presentation of such Notes, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to the payment of Additional Amounts had such Notes been presented for payment on any date during such 30-day period;

•

any Taxes imposed or withheld solely as a result of the failure of such holder or beneficial owner to comply with any written request, made to the holder or a beneficial owner in writing at least 30 days before any such withholding or deduction would be payable, by an Issuer, to provide timely or accurate applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection of the holder or beneficial owner (to the extent such holder or beneficial owner is legally eligible to do so) with the Relevant Taxing Jurisdiction, if such compliance is required by statute or regulation of the Relevant Taxing Jurisdiction as a precondition to relief or exemption from such Taxes;

•	any Taxes that are payable by any method other than withholding or deduction by the Issuers or any paying agent from payments in respect of such Notes;

•

has presented the Notes for payment through a bank, encashment agent or paying agent and a withholding or deduction for Taxes arises which would not have been imposed if the Notes had been presented to another bank, encashment agent or paying agent in a different Member State of the European Union;

•

any withholding or deduction required pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, as of the issue date (or any amended or successor provisions of such sections that is substantively comparable and not materially more onerous to comply with), any regulations, or agreements entered into pursuant to Section 1471(b) of the Code, official interpretations thereof or any law implemented pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing; or

•	any combination of the above conditions.

Additional Amounts also will not be payable for any Taxes that were imposed with respect to any payment on a note to any holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent that no Additional Amounts would have been payable had the beneficial owner of the applicable note been the holder of such Note.

The Issuers also:

•	will make such withholding or deduction of Taxes;

•	will remit the full amount of Taxes so deducted or withheld to the relevant tax authority in accordance with all applicable laws;

•

will use their commercially reasonable efforts to obtain from each relevant tax authority imposing such Taxes certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld; and

•

upon request, will make available to the holders of the Notes, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuers (unless, notwithstanding the Issuers’ efforts to obtain such receipts, the same are not obtainable, in which case the Issuers will provide other evidence of payments by Issuers).

At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuers will be obligated to pay Additional Amounts with respect to such payment, the Issuers will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the Trustee to pay such Additional Amounts to holders of such Notes on the payment date.

In addition, the Issuers will pay for any present or future stamp, issue, registration, property, excise, transfer, court or documentary or other similar Taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in a Relevant Taxing Jurisdiction in respect of the creation, execution, issue, offering, enforcement, redemption or retirement of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect thereto.

Upon the Issuers’ request, each holder and beneficial owner shall provide a properly completed and executed IRS Form W-9 or IRS Form W-8, as applicable, as would have been applicable if the Issuers were incorporated in the United States of America, any State thereof or the District of Columbia.

The foregoing provisions shall survive any termination or the discharge of the Indenture and shall apply mutatis mutandis to any Successor Company or Successor Co-Issuer.

Whenever in the Indenture, any Notes, or in this “Description of Notes” there is mentioned, in any context, the payment of principal, premium, if any, redemption price, repurchase price, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include the payment of Additional Amounts to the extent payable in the particular context.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our right to redeem the Notes of such series as described above under “—Optional Redemption,” each holder of the Notes will have the right to require us to purchase all or a portion (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the “Change of Control Payment”). If the Change of Control Payment Date (as defined below) falls on a day that is not a business day, the related payment of the Change of Control Payment will be made on the next business day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next business day.

Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at our option, prior to and conditioned on the occurrence of, any Change of Control, but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, or deliver electronically if the Notes are held by any depositary, a notice to each holder of Notes, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered electronically (or, in the case of a notice mailed or delivered electronically prior to the date of consummation of a Change of Control, no earlier than the date of the occurrence of the Change of Control), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or delivered electronically prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all Notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the applicable paying agent an amount equal to the Change of Control Payment in respect of all Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes being repurchased.

We will not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a Default in the payment of the Change of Control Payment on the Change of Control Payment Date.

We must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Indenture with respect to the Notes by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of JCI plc and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of JCI plc and its subsidiaries taken as a whole to another “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) may be uncertain.

Other Provisions of the Notes

Claims against the Issuers for the payment of principal or Additional Amounts, if any, of the Notes will be prescribed ten years after the applicable due date for payment thereof. Claims against the Issuers for the payment of interest, if any, of the Notes will be prescribed five years after the applicable due date for payment of interest.

Certain Covenants

The Indenture contains the following covenants:

Limitation on Liens

JCI plc will not, and will not permit any Restricted Subsidiary to, issue, incur, assume or guarantee any Indebtedness that is secured by a mortgage, pledge, security interest, lien or encumbrance (each a “lien”) upon any asset that at the time of such issuance, assumption or guarantee constitutes a Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Notes and any other debt securities issued pursuant to the Base Indenture (together with, if JCI plc shall so determine, any other Indebtedness of JCI plc ranking equally with the Notes and any other debt securities issued pursuant to the Base Indenture, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at JCI plc’s option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

•	liens existing on the date the Notes are first issued;

•

liens on the stock, assets or Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary, unless created in contemplation of such Person becoming a Restricted Subsidiary;

•

liens on any assets or Indebtedness of a Person existing at the time such Person is merged with or into or consolidated with or acquired by JCI plc or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by JCI plc or any Restricted Subsidiary; provided, however, that no such lien shall extend to any other Principal Property of JCI plc or such Restricted Subsidiary prior to such acquisition or to any other Principal Property thereafter acquired other than additions to such acquired property;

•

liens on any Principal Property existing at the time of acquisition thereof by JCI plc or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by JCI plc or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by JCI plc or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of or within one year after such acquisition, or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any other Principal Property, other than the Principal Property so acquired, constructed or improved, and accessions thereto and improvements and replacements thereof and the proceeds of the foregoing;

•	liens securing Indebtedness owing by any Restricted Subsidiary to JCI plc or a subsidiary thereof;

•

liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction or improvement, of the Principal Property subject to such liens, including liens incurred in connection with pollution control, industrial revenue or similar financings;

•

pledges, liens or deposits under workers’ compensation or similar legislation, and liens thereunder that are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which JCI plc or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of JCI plc or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which JCI plc or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

•

liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against JCI plc or any Restricted Subsidiary with respect to which JCI plc or such Restricted Subsidiary in good faith is prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by JCI plc or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which JCI plc or such Restricted Subsidiary is a party;

•

liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or that can thereafter be paid without penalty, or that are being contested in good faith by appropriate proceedings; landlord’s liens on property held under lease; and any other liens or charges incidental to the conduct of the business of JCI plc or any Restricted Subsidiary, or the ownership of their respective assets, that were not incurred in connection with the borrowing of money or the obtaining of advances or credit and that, in the opinion of the Board of Directors of JCI plc, do not materially impair the use of such assets in the operation of the business of JCI plc or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

•	liens to secure JCI plc’s or any Restricted Subsidiary’s obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

•

liens not permitted by the foregoing clauses, inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of JCI plc and the Restricted Subsidiaries, without duplication, secured by all such liens not so permitted by the foregoing bullets, inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the first bullet under “Limitation on Sale and Lease-Back Transactions” below, do not exceed the greater of $100,000,000 and 10% of Consolidated Net Worth; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing bullets inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under the foregoing bullets shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement (plus any premium, fee, cost, expense or charge payable in connection with any such extension, renewal or replacement), and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor) that secured the lien so extended, renewed or replaced, plus improvements and construction on such assets.

Limitation on Sale and Lease-Back Transactions

JCI plc will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

•

JCI plc or such Restricted Subsidiary, at the time of entering into a Sale and Lease-Back Transaction, would be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Notes pursuant to the covenant described under “Limitations on Liens” above; or

•

the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property, as determined by JCI plc’s Board of Directors in good faith, and an amount equal to the net proceeds from the sale of the assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption or prepayment provision) of the Notes and any other debt securities issued pursuant to the Base Indenture, or of Funded Indebtedness ranking on a parity with or senior to the Notes and any other debt securities issued pursuant to the Base Indenture; provided that there shall be credited to the amount of net proceeds required to be applied pursuant to this provision an amount equal to the sum of (i) the principal amount of the Notes and any other debt securities issued pursuant to the Base Indenture delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Trustee for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by JCI plc within such 180-day period, excluding retirements of the Notes and any other debt securities issued pursuant to the Base Indenture and other Funded Indebtedness at maturity or pursuant to mandatory sinking fund or mandatory redemption or prepayment provisions.

Merger and Consolidation

JCI plc will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any Person, unless:

(1)    the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, limited liability company, public limited company, limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the date the Notes are first issued or (z) Switzerland; provided that the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(2)    immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Notwithstanding the foregoing, (A) any conveyance, transfer or lease of assets between or among the Company and its subsidiaries, including the Co-Issuer, shall not be prohibited under the Indenture and (B) the Company may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the Notes are first issued or Switzerland to realize tax or other benefits.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor issuer, other than in the case of a lease, will be automatically released from all obligations under the Notes and the Indenture, including, without limitation, the obligation to pay the principal of and interest on the Notes.

The Co-Issuer will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of the Co-Issuer’s assets in one or a series of related transactions to, any Person, unless:

(1)    the resulting, surviving or transferee Person (the “Successor Co-Issuer”) will be a corporation, limited liability company, public limited company, limited partnership or other entity organized and existing under the laws of (u) the United States of America, any State thereof or the District of Columbia, (v) Ireland, (w) England and Wales, (x) Jersey, (y) any member state of the European Union as in effect on the date the Notes are first issued or (z) Switzerland; provided that the Successor Co-Issuer (if not the Co-Issuer) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Co-Issuer under the Notes and the Indenture;

(2)    immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Co-Issuer or any Restricted Subsidiary as a result of such transaction as having been incurred by the Successor Co-Issuer or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3)    the Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Notwithstanding the foregoing, the Co-Issuer may, directly or indirectly, consolidate with or merge with or into an Affiliate incorporated solely for the purpose of reincorporating the Co-Issuer in another jurisdiction within the United States of America, any State thereof or the District of Columbia, Ireland, England and Wales, Jersey, any member state of the European Union as in effect on the date the Notes are first issued or Switzerland to realize tax or other benefits.

The Successor Co-Issuer will succeed to, and be substituted for, and may exercise every right and power of, the Co-Issuer under the Indenture, and the predecessor issuer, other than in the case of a lease, will be automatically released from all obligations under the Notes and the Indenture, including, without limitation, the obligation to pay the principal of and interest on the Notes.

Reports by JCI plc

So long as any Notes are outstanding, JCI plc shall file with the Trustee, within 15 days after JCI plc is required to file with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that JCI plc may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. JCI plc shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the SEC via EDGAR, or any successor electronic delivery procedure; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

The Issuers will furnish to the Trustee on or before 120 days after the end of each fiscal year an Officer’s Certificate stating that in the course of the performance by the signers of their duties as Officers of the Issuers, they would normally have knowledge of any Default by the Issuers in the performance or fulfillment or observance of any covenants or agreements contained in the Indenture during the preceding fiscal year, stating whether or not they have knowledge of any such Default and, if so, specifying each such Default of which the signers have knowledge and the nature thereof.

Listing

We intend to apply to list the Notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time.

Events of Default

As to the Notes of each series, an “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)    failure to pay any interest on the Notes of such series when due, which failure continues for 30 days;

(2)    failure to pay principal or premium, if any, with respect to the Notes of such series when due;

(3)    failure on the part of the Issuers to observe or perform any other covenant, warranty or agreement in the Notes of such series, or in the Indenture as it relates to the Notes of such series, other than a covenant, warranty or agreement, a Default in whose performance or whose breach is specifically dealt with elsewhere in the section of the Indenture governing Events of Default, if the failure continues for 90 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding;

(4)    an Event of Default with respect to any other series of debt securities issued under the Indenture or an uncured or unwaived failure to pay principal of or interest on any of our other obligations for borrowed money beyond any period of grace with respect thereto if, in either case, (a) the aggregate principal amount thereof is in excess of $300,000,000; and (b) the default in payment is not being contested by us in good faith and by appropriate proceedings; and

(5)    specified events of bankruptcy, insolvency, receivership or reorganization.

However, the Event of Default in clause (4) above is subject to the following:

•

if such Event of Default with respect to such other series of debt securities issued under the Indenture or such default in payment with respect to such other obligations for borrowed money shall be remedied or cured by the Issuers or waived by the requisite holders of such other series of debt securities or such other obligations for borrowed money, then the Event of Default under the Indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the holders of Notes of such series; and

•

subject to certain duties, responsibilities and rights of the Trustee under the Indenture, the Trustee shall not be charged with knowledge of any such Event of Default with respect to such other series of debt securities issued under the Indenture or such payment default with respect to such other obligations for borrowed money unless written notice thereof shall have been given to a Trust Officer of the Trustee by the Issuers, by the holder or an agent of the holder of such other obligations for borrowed money, by the trustee then acting under any indenture or other instrument under which such payment default with respect to such other obligations for borrowed money shall have occurred, or by the holders of not less than 25% in aggregate principal amount of outstanding debt securities of such other series.

Notice and Declaration of Defaults

The Indenture provides that the Trustee will, within the later of 90 days after the occurrence of a Default with respect to any Notes of a series outstanding which is continuing and which is known to a Trust Officer of the Trustee, or 60 days after such Default is actually known to such Trust Officer of the Trustee or written notice of such Default is received by the Trustee, give to the holders of the Notes of such series notice, by mail as the names and addresses of such holders appear on the security register, or electronically if the Notes of such series are held by any depositary, of all uncured Defaults known to it, including events specified above without grace periods, unless such Defaults shall have been cured before the giving of such notice; provided that, except in the case of Default in the payment of the principal of, premium, if any, or interest on any of the Notes of a series, the Trustee shall be protected in withholding such notice to the holders if the Trustee in good faith determines that withholding of such notice is in the interests of the holders of the Notes of such series.

The Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes of a series may declare the Notes of such series immediately due and payable upon the occurrence of any Event of Default. The holders of a majority in principal amount of the outstanding debt securities of all series issued under the Base Indenture affected by such waiver (voting as one class), on behalf of the holders of all of the debt securities of all such series, may waive any existing Default and its consequences, except a Default in the payment of principal, premium, if any, or interest, including sinking fund payments (provided, however, that only holders of a majority in aggregate principal amount of the debt securities of an applicable series may rescind an acceleration with respect to such series and its consequences, including any related payment default that resulted from such acceleration).

Actions upon Default

In case an Event of Default with respect to the Notes of a series occurs and is continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of Notes of such series unless the applicable holders have offered to the Trustee security and indemnity, satisfactory to the Trustee in its sole discretion, against any loss, liability or expense which may be incurred thereby. The right of a holder of any Note of a series to institute a proceeding with respect to the Notes of such series is subject to conditions precedent including notice and indemnity to the Trustee, but the right of any holder of any Note of such series to receive payment of the principal of, and premium, if any, and interest on their due dates or to institute suit for the enforcement thereof shall not be impaired or affected without the consent of such holder.

The holders of a majority in aggregate principal amount of the Notes of a series outstanding will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the Trustee or exercising any power or trust conferred on the Trustee. Any direction by such holders will be in accordance with law and the provisions of the Indenture. Subject to certain provisions of the Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith, by a Trust Officer or Trust Officers of the Trustee, shall determine that the action or proceeding so directed may not be lawfully taken, would involve the Trustee in personal liability, would be materially or unjustly prejudicial to the rights of holders of Notes of such series not joining in such direction or would be unduly prejudicial to the interests of the holders of the debt securities issued under the Base Indenture of all series not joining in the giving of such direction. The Trustee will be under no obligation to act in accordance with any such direction unless the applicable holders offer the Trustee reasonable security and indemnity, satisfactory to the Trustee in its sole discretion, against costs, expenses and liabilities which may be incurred thereby.

Modification of the Indenture

The Issuers and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture, which shall conform to the provisions of the Trust Indenture Act as then in effect, without the consent of the holders of the Notes, for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the Indenture or the Notes, including making any such changes as are required for the Indenture to comply with the Trust Indenture Act;

•	to add an additional obligor on the Notes or to add a guarantor of the Notes, or to evidence the succession of another Person to the Company or the Co-Issuer or any additional obligor or guarantor of the Notes, or successive successions, and the assumption by any Successor Company or Successor Co-Issuer of the covenants, agreements and obligations of such Company, Co-Issuer or such obligor or guarantor, as the case may be, pursuant to provisions in the Indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to the covenants of the Issuers for the benefit of the holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all outstanding series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any of the Issuers’ rights or powers under the Indenture;

•

to add any additional Events of Default for the benefit of the holders of the Notes of all or any series of Notes (and if such Events of Default are to be applicable to less than all outstanding series, stating that such Events of Default are expressly being included solely to be applicable to such series);

•

to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall not become effective with respect to any outstanding Notes created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the Notes;

•	to make any other change that does not adversely affect the rights of any holder of the Notes in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of the Issuers shall apply to such series, to provide which of the events of default set forth in the Base Indenture shall apply to such series, to add a co-issuer, to name one or more guarantors and provide for guarantees of such series, to provide for the terms and conditions upon which the guarantee by any guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•

to issue additional Notes to the extent permitted by the Indenture; provided that such additional Notes have the same terms as, and be deemed part of the same series as, the applicable series of Notes offered hereby to the extent required under the Indenture; or

•

to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trust thereunder by more than one Trustee.

In addition, under the Indenture, with the consent (evidenced as provided in the Indenture) of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by such supplemental indenture or indentures (voting as one class), the Issuers and the Trustee from time to time and at any time may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture thereto or of modifying in any manner not covered by the immediately preceding paragraph the rights of the holders of the debt securities of each such series under the Indenture. However, the following changes may only be made with the consent of each holder of outstanding Notes of a series affected:

•

extend a fixed maturity of or any installment of principal of any Notes or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any Notes;

•	reduce the premium payable upon the redemption of any Notes;

•	make the Notes payable in currency other than that stated in the applicable debt security;

•	impair the right to institute suit for the enforcement of any payment in respect of the Notes on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•	modify the subordination provisions applicable to any Note in a manner adverse in any material respect to the holder thereof; or

•	reduce the aforesaid percentage of the Notes, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, event of default set forth in the Base Indenture or other provision of the Indenture that has been expressly included solely for the benefit of one or more particular series of debt securities, if any, or which modifies the rights of the holders of debt securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the Indenture of the holders of debt securities of any other series.

Notwithstanding anything herein or otherwise, the provisions under the Indenture relative to the Issuers’ obligation to make any offer to repurchase the Notes as a result of a Change of Control Triggering Event as provided in Section 4.08 of the Base Indenture may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding debt securities of the applicable series or multiple affected series.

It will not be necessary for the consent of the holders of the Notes of a series to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

Information Concerning the Trustee

If an Event of Default with respect to a series of the Notes has occurred and is continuing, the Trustee shall exercise with respect to such series of Notes such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. If an Event of Default has occurred and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders of Notes of such series, unless such holders shall have offered to the Trustee security and indemnity, satisfactory to it in its sole discretion, against any loss, liability or expense which may be incurred thereby, and then only to the extent required by the terms of the Indenture. No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Indenture or in the exercise of any of its rights or powers.

The Trustee may resign with respect to the Notes by giving a written notice to the Issuers. The holders of a majority in principal amount of the outstanding Notes of a series may remove the Trustee with respect to the Notes of such series by notifying the Issuers and the Trustee in writing. The Issuers may remove the Trustee if:

•

the Trustee has or acquires a “conflicting interest,” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act, or otherwise fails to comply with the eligibility requirements provided in the Indenture and fails to resign after written request therefor by the Issuers in accordance with the Indenture;

•	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

•	a custodian or public officer takes charge of the Trustee or its property; or

•	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to either series of the Notes for any reason, the Issuers shall promptly appoint a successor Trustee with respect to the Notes of such series.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of the appointment as provided in the Indenture.

The Trustee and its Affiliates have engaged, currently are engaged, and may in the future engage in financial or other transactions with the Issuers and our Affiliates in the ordinary course of their respective businesses.

Payment and Paying Agents

The Issuers will pay the principal of, premium, if any, and interest on the Notes at any office of ours or any agency designated by us.

The initial paying agent for the Notes will be Elavon Financial Services DAC. For so long as the Notes are in global form (see “—Book-Entry, Delivery and Form”), payment of principal and interest on, and any other amount due in respect of, the Notes will be made by or to the order of the paying agent on behalf of the common depositary or its nominee as the registered holder thereof. After payment by the Issuers or the paying agent of interest, principal or other amounts in respect of the Notes to the common depositary (or its nominee), the Issuers will not have responsibility or liability for such amounts to Euroclear or Clearstream, or to holders or beneficial owners of book-entry interests in the Notes.

In addition, the Issuers will maintain a transfer agent and a security registrar for the Notes. The initial transfer agent and security registrar will be the Trustee.

The security registrar as to the Notes will maintain a register reflecting ownership of the Notes outstanding from time to time, if any, and together with the applicable transfer agent, will make payments on and facilitate transfers of the Notes on behalf of the Issuers. No service charge will be made for any registration of transfer or exchange of Notes. However, we may require holders to pay any transfer taxes or other similar governmental charges payable in connection with any such transfer or exchange.

The Issuers may change or appoint any paying agent, security registrar or transfer agent with respect to the Notes without prior notice to the holders of the Notes. The Issuers or any of their subsidiaries may act as paying agent, transfer agent or security registrar in respect of any Notes.

Governing Law

The Indenture and any Notes issued thereunder shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law. The Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg law of 10 August 1915 relating to commercial companies, as amended, do not apply to the Notes.

Satisfaction and Discharge of the Indenture

The Indenture shall cease to be of further effect with respect to the Notes of either series if, at any time:

(a)    The Issuers have delivered or have caused to be delivered to the Trustee for cancellation all Notes of such series theretofore authenticated, other than any Notes of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in the Indenture, and Notes of such series for whose payment funds or governmental obligations have theretofore been deposited in trust or segregated and held in trust by the Issuers and thereupon repaid to the Issuers or discharged from such trust, as provided in the Indenture; or

(b)    all such Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Issuers shall irrevocably deposit or cause to be deposited with the Trustee as trust funds the entire amount, in funds or governmental obligations, or a combination thereof, sufficient to pay at maturity or upon redemption all Notes of such series not theretofore delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and if in either case the Issuers shall also pay or cause to be paid all other sums payable under the Indenture with respect to such Notes by the Issuers.

With respect to any redemption of any Notes that requires the payment of any premium, the amount deposited pursuant to the above paragraph shall be sufficient for purposes of the Indenture to the extent that an amount is so deposited with the Trustee or paying agent, as applicable, equal to such premium on such Notes calculated as of the date of the notice of redemption, with any deficit on the redemption date only required to be deposited with the Trustee or paying agent, as applicable, on or prior to the redemption date.

Notwithstanding the above, the Issuers may not be discharged from the following obligations, which will survive until the date of maturity or the redemption date, as the case may be, for the Notes:

•	to make any interest or principal payments that may be required with respect to the Notes;

•	to register the transfer or exchange of the Notes;

•	to execute and authenticate the Notes;

•	to replace stolen, lost or mutilated Notes;

•	to maintain an office or agency with respect to the Notes;

•	to maintain paying agencies with respect to the Notes; and

•	to appoint new trustees with respect to the Notes as required by the Indenture.

The Issuers also may not be discharged from the following obligations, which will survive the defeasance and discharge of the Notes:

•	to compensate and reimburse the Trustee in accordance with the terms of the Indenture;

•

to receive unclaimed payments held by the Trustee for at least one year after the date upon which the principal, if any, or interest on the Notes shall have respectively come due and payable and remit those payments to the holders thereof if required; and

•	to withhold or deduct taxes as provided in the Indenture.

For purposes of this “Description of Notes,” the term “governmental obligations” shall have the following meaning with respect to the Notes: (x) any security which is (i) a direct obligation of the German government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government, the central bank of the German government or a governmental agency of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

Defeasance and Discharge of Obligations

The Issuers’ obligations with respect to the Notes will be discharged upon compliance with the conditions under the caption “Covenant Defeasance”; provided that the Issuers may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date, as the case may be, for the Notes:

•	to make any interest or principal payments that may be required with respect to the Notes;

•	to register the transfer or exchange of the Notes;

•	to execute and authenticate the Notes;

•	to replace stolen, lost or mutilated Notes;

•	to maintain an office or agency with respect to the Notes;

•	to maintain paying agencies with respect to the Notes; and

•	to appoint new trustees with respect to the Notes as required by the Indenture.

The Issuers also may not be discharged from the following obligations, which will survive the satisfaction and discharge of the Notes:

•	to compensate and reimburse the Trustee in accordance with the terms of the Indenture;

•

to receive unclaimed payments held by the Trustee for at least one year after the date upon which the principal, if any, or interest on the Notes shall have respectively come due and payable and remit those payments to the holders thereof if required; and

•	to withhold or deduct taxes as provided in the Indenture.

Covenant Defeasance

Upon compliance with specified conditions, the Issuers may, at their option and at any time, by written notice executed by an Officer delivered to the Trustee, elect to have their obligations, to the extent applicable, under the covenants described under “—Offer to Repurchase Upon Change of Control Triggering Event” and “—Certain Covenants” above, and the operation of the Event of Default described in clause (3) of the first paragraph under the caption “—Events of Default” above, discharged with respect to all outstanding Notes of a series and the Indenture insofar as such Notes are concerned. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes of a series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference in the Indenture to any such covenant or by reason of reference in any such covenant to any other provision of the Indenture or in any other document and such omission to comply shall not constitute a Default or an Event of Default relating to the Notes of such series. These conditions are:

•

the Issuers irrevocably deposit in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Issuers, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, funds or governmental obligations or a combination thereof sufficient to pay principal of, premium, if any, and interest on the outstanding Notes of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it under the Indenture (provided that, with respect to any redemption of any Notes of a series that requires the payment of any premium, the amount deposited pursuant to this paragraph shall be sufficient for purposes of the Indenture to the extent that an amount is so deposited with the Trustee or paying agent, as applicable, equal to such premium on such Notes calculated as of the date of the notice of redemption, with any deficit on the redemption date only required to be deposited with the Trustee or paying agent, as applicable, on or prior to the redemption date), provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the Trustee and (B) the Trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of such principal, premium, if any, and interest with respect to the Notes of such series;

•

the Issuers deliver to the Trustee an Officer’s Certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an Opinion of Counsel to the same effect;

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing, on the date of such deposit; and

•

the Issuers shall have delivered to the Trustee an Opinion of Counsel (which, in the case of a defeasance, must be based on a change in law) or a ruling received from the U.S. Internal Revenue Service to the effect that the beneficial owners of the Notes of a series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Issuers’ exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised.

Definitions

As used in the Notes and this “Description of Notes,” the following defined terms shall have the following meanings with respect to the Notes:

“Affiliate,” with respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt,” in connection with a Sale and Lease-Back Transaction, as of any particular time, means the aggregate of present values (discounted at a rate that, at the inception of the lease, represents the effective interest rate that the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets) of the obligations of JCI plc or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease, including any period for which such lease has been extended or, at the option of the lessor, may be extended. The term “net rental payments” under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including any amounts required to be paid by such lessee, whether or not designated as rental or additional rental, on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board of Directors.

“business day” means any day other than a Saturday or Sunday, (1) that is not a day on which banking institutions in the City of New York or London are authorized or obligated by law, executive order or regulation to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (the TARGET2 system), or any successor thereto, is open.

“Change of Control” means the occurrence of any of the following after the date of issuance of the Notes:

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries, other than any such transaction or series of related transactions where holders of our Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee Person representing a majority of the voting power of the transferee Person’s Voting Stock immediately after giving effect thereto;

(2)    the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the Company’s Voting Stock representing a majority of the voting power of the Company’s outstanding Voting Stock;

(3)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving Person (or its parent) immediately after giving effect to such transaction; or

(4)    the adoption by the Company’s shareholders of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company or other Person and (2)(A) the direct or indirect holders of the Voting Stock of such holding company or other Person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company or other Person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other Person.

“Change of Control Triggering Event” means, with respect to the Notes of a series, such Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Consolidated Net Worth” at any date means total assets less total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of the Company and its subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Consolidated Tangible Assets” at any date means total assets less all intangible assets appearing on the most recently prepared consolidated balance sheet of the Company and its subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Default” means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Funded Indebtedness” means any Indebtedness of the Company or any consolidated subsidiary maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendable at the option of the obligor to a date later than one year from the date of the determination thereof.

“Indebtedness” means, without duplication, the principal amount (such amount being the face amount or, with respect to original issue discount bonds or zero coupon notes, bonds or debentures or similar securities, determined based on the accreted amount as of the date of the most recently prepared consolidated balance sheet of the Company and its subsidiaries as of the end of a fiscal quarter of the Company prepared in accordance with United States generally accepted accounting principles as in effect on the date of such consolidated balance sheet) of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments or reimbursement obligations with respect thereto (such instruments to constitute Indebtedness only to the extent that the outstanding reimbursement obligations in respect thereof are collateralized by cash or cash equivalents reflected as assets on a balance sheet prepared in accordance with United States generally accepted accounting principles), (iv) all obligations to pay the deferred purchase price of property or services, except (A) trade and similar accounts payable and accrued expenses, (B) employee compensation, deferred compensation and pension obligations, and other obligations arising from employee benefit programs and agreements or other similar employment arrangements, (C) obligations in respect of customer advances received and (D) obligations in connection with earnout and holdback agreements, in each case in the ordinary course of business, (v) all obligations as lessee to the extent capitalized in accordance with United States generally accepted accounting principles and (vi) all Indebtedness of others consolidated in such balance sheet that is guaranteed by JCI plc or any of its subsidiaries or for which JCI plc or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Intangible assets” means the amount, if any, stated under the headings “Goodwill” and “Other intangible assets, net” or under any other heading of intangible assets separately listed, in each case on the face of the most recently prepared consolidated balance sheet of the Company and its subsidiaries as of the end of a fiscal quarter of JCI plc, prepared in accordance with United States generally accepted accounting principles as in effect on the date of the consolidated balance sheet.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Officer” means any manager, director, any managing director, the chairman or any vice chairman of the Board of Directors or a board of managers, as applicable, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary, or any equivalent of the foregoing, of the Company or the Co-Issuer, as applicable, or any Person duly authorized to act for or on behalf of the Company or the Co-Issuer, as applicable.

“Officer’s Certificate” means a certificate, signed by any Officer of JCI plc and/or the Co-Issuer, as the case may be, that is delivered to the Trustee in accordance with the terms of the Indenture.

“Opinion of Counsel” means a written opinion acceptable to the Trustee from legal counsel licensed in any State of the United States of America and applying the laws of such State. The counsel may be an employee of or counsel to either Issuer.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing, processing or assembly plant or any warehouse or distribution facility, or any office or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) of JCI plc or any of its subsidiaries that is used by any U.S. Subsidiary of JCI plc and is located in the United States of America (excluding its territories and possessions and Puerto Rico) and (A) is owned by JCI plc or any subsidiary of JCI plc on the date the Notes are issued, (B) the initial construction of which has been completed after the date on which the Notes are issued, or (C) is acquired after the date on which the Notes are issued, in each case, other than any such plants, facilities, warehouses or portions thereof, that in the opinion of the Board of Directors of JCI plc, are not collectively of material importance to the total business conducted by JCI plc and its subsidiaries as an entirety, or that have a net book value (excluding any capitalized interest expense), on the date the Notes are issued in the case of clause (A) of this definition, on the date of completion of the initial construction in the case of clause (B) of this definition or on the date of acquisition in the case of clause (C) of this definition, of less than 2.0% of Consolidated Tangible Assets on the consolidated balance sheet of JCI plc and its subsidiaries as of the applicable date.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” as defined under Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency; provided, that we shall give notice of such appointment to the Trustee.

“Restricted Subsidiary” means any subsidiary of JCI plc that owns or leases a Principal Property.

“Sale and Lease-Back Transaction” means an arrangement with any Person providing for the leasing by JCI plc or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by JCI plc or a Restricted Subsidiary to such Person other than JCI plc or any of its subsidiaries; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

“S&P” means Standard & Poor’s Global Ratings, a division of S&P Global Inc., and its successors.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“U.S. Subsidiary” means any subsidiary of JCI plc that was formed under the laws of the United States of America, any State thereof or the District of Columbia (but not any territory thereof).

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

BOOK-ENTRY, DELIVERY AND FORM

We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. The clearing systems may change their rules and procedures at any time without notice.

Global Securities

The Notes will initially be represented by one or more fully registered global notes (“Global Securities”). Each such Global Security will be deposited with, or on behalf of, a common depositary, and registered in the name of the nominee of the common depositary for the accounts of Clearstream and Euroclear.

The holder of a Global Security shall be the only person entitled to receive payments in respect of Notes represented by such Global Security, and we will be discharged by payment to, or to the order of, the holder of such Global Security in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream as the beneficial holder of a particular nominal amount of Notes represented by such Global Securities must look solely to Euroclear or Clearstream, as the case may be, for his share of each payment so made by the Issuers to, or to the order of, the holder of such Global Securities. After payment to the common depositary (or its nominee) of interest, principal or other amounts in respect of the Notes represented by a Global Security, the Issuers will not have responsibility or liability for the payment of such amounts to Euroclear or Clearstream or to holders or beneficial owners of book-entry interests in the Notes.

Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees. You may hold your interests in the Global Securities in Europe through Clearstream or Euroclear, either as a participant in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests in the Global Securities on behalf of their respective participating organizations or customers through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Book-entry interests in the Notes and all transfers relating to the Notes will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the Notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Notes will take place through Clearstream and Euroclear participants and will settle in same-day funds. Owners of book-entry interests in the Notes will receive payments relating to their Notes in euros, except as described under the heading “Description of Notes—Issuance of Notes in Euros.”

Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositories. These links allow the Notes to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the Notes held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Owners of beneficial interests in the Notes will not be entitled to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of the Notes under the Indenture, including for purposes of receiving any reports delivered by us or the Trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Notes.

If the common depositary for any of the Notes represented by a Global Security is at any time unwilling or unable to continue as common depositary and a successor common depositary is not appointed by us within 90 days, or upon request of a holder of any Notes upon the occurrence and continuance of an Event of Default with respect to such Notes, we will issue Notes in definitive form (“Definitive Securities”) (in minimum denominations of €100,000 principal amount and whole multiples of €1,000 in excess thereof) in exchange for the Global Security that had been held by the common depositary. Any Definitive Securities will be registered in the name or names that the common depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the common depositary’s instructions will be based upon directions received by the common depositary from participants with respect to ownership of beneficial interests in the Global Security that had been held by the common depositary. In addition, we may at any time determine that the Notes shall no longer be represented by a Global Security and will issue Definitive Securities in exchange for such Global Security pursuant to the procedure described above.

Clearstream

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing, and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V. (the “Euroclear Operator”), under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear

Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”), and applicable Belgian law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants. Distributions with respect to interests in Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Securities.

Global Clearance and Settlement Procedures

We understand that investors that hold their Notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to conventional eurobonds in registered form. Notes may be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the original issue date of the Notes, for value on the original issue date of the Notes.

Initial settlement for the Notes will be made in immediately available funds. We understand that secondary market trading of Notes between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading of Notes will be settled using procedures applicable to conventional eurobonds in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States of America.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States of America. United States investors who wish to transfer their interests in the Notes, or to make or receive a payment or delivery of the Notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments with respect to the Notes to the cash accounts of Clearstream customers or Euroclear participants, as applicable, in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of Notes under the Indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

CERTAIN IRELAND TAX CONSIDERATIONS

Ireland

The following is a summary based on the laws and practices currently in force in Ireland of certain matters regarding the tax position of investors who are the absolute beneficial owners of their Notes and should be treated with appropriate caution. Particular rules may apply to certain classes of taxpayers holding Notes including dealers in securities and trusts. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Investors should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the Notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Withholding Tax

Payments of accrued discount should not be subject to any withholding or deduction for or on account of Irish income tax.

In general, tax at the standard rate of income tax (currently 20%) is required to be withheld from payments of Irish source interest which should include interest payable on the Notes. Johnson Controls will not be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a Note where:

•

the Notes are quoted Eurobonds, i.e., securities which are issued by a company (such as the Issuers), which are listed on a recognized stock exchange (such as the New York Stock Exchange) and which carry a right to interest; and

•	the person by or through whom the payment is made is not in Ireland, or if such person is in Ireland, either:

•	the Notes are held in a clearing system recognized by the Irish Revenue Commissioners; (Euroclear and Clearstream are, amongst others, so recognized); or

•	the person who is the beneficial owner of a Note is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Thus, so long as the Notes continue to be quoted on the New York Stock Exchange and are held in a clearing system recognised by the Irish Revenue Commissioners (Euroclear and Clearstream are, amongst others, so recognised), interest on the Notes can be paid by any paying agent acting on behalf of the Issuers free of any withholding or deduction for or on account of Irish income tax.

If the Notes continue to be quoted on the New York Stock Exchange but cease to be held in a recognised clearing system, interest on the Notes may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

Encashment Tax

In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 20%) from interest on any Note, where such interest is collected or realized by a bank or encashment agent in Ireland on behalf of any holder of a Note. There is an exemption from encashment tax where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank.

Capital Gains Tax

For the purposes of this section a “Non-Irish Holder” is an individual beneficial owner of Notes that is neither resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold Notes in connection with a trade carried on by such person through an Irish branch or agency.

We believe that a Non-Irish Holder of a Note will not be subject to Irish tax on capital gains on a disposal of a Note where it holds Notes as capital assets.

Capital Acquisitions Tax

A gift or inheritance of Notes will be within the charge to capital acquisitions tax (which subject to available exemptions and reliefs, is currently levied at 33%) if either (i) the disponer or the donee/successor in relation to the gift or inheritance is resident or ordinarily resident in Ireland (or, in certain circumstances, if the disponer is domiciled in Ireland irrespective of his residence or that of the donee/successor) on the relevant date or (ii) if the Notes are regarded as property situated in Ireland (i.e., if the Notes are physically located in Ireland or if the register of the Notes is maintained in Ireland).

Stamp Duty

No stamp duty or similar tax is imposed in Ireland on the issue of the Notes.

No stamp duty will arise on any transfer or redemption of the Notes (on the basis of an exemption provided for in Section 85(2) of the Stamp Duties Consolidation Act, 1999) where the Notes:

•	do not carry a right of conversion into stocks or marketable securities (other than any loan capital) of a company having a register in Ireland or into loan capital having such a right;

•	do not carry rights of the same kind as shares in the capital of a company, including rights such as voting rights, a share in the profits or a share in the surplus on liquidation;

•	are issued for a price which is not less than 90% of its nominal value; and

•

do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices (based wholly or partly and directly or indirectly on stocks or marketable securities) specified in any instrument relating to the Notes.

CERTAIN LUXEMBOURG TAX CONSIDERATIONS

The following information is of a general nature only and is based on the laws presently in force in Luxembourg, though it is not intended to be, nor should it be construed to be, legal or tax advice. Investors in the Notes should therefore consult their own professional advisers as to the effects of state, local or foreign laws, including Luxembourg tax law, to which they may be subject.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy, impost or other charge or withholding of a similar nature, or to any other concepts, refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu) generally. Investors may further be subject to net wealth tax (impôt sur la fortune) as well as other duties, levies or taxes. Corporate income taxes, municipal business tax, as well as the solidarity surcharge invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and the solidarity surcharge. Under certain circumstances, where an individual taxpayer acts in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Withholding Tax

Non-resident holders of Notes

Under Luxembourg general tax laws currently in force, there is no withholding tax on payments of principal, premium or interest made to non-resident holders of Notes, nor on accrued but unpaid interest in respect of the Notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of the Notes held by non-resident holders of Notes.

Resident holders of Notes

Under Luxembourg general tax laws currently in force and subject to the law of 23 December 2005, as amended (the Relibi Law), there is no withholding tax on payments of principal, premium or interest made to Luxembourg resident holders of Notes, nor on accrued but unpaid interest in respect of Notes, nor is any Luxembourg withholding tax payable upon redemption or repurchase of Notes held by Luxembourg resident holders of Notes.

Under the Relibi Law, payments of interest or similar income made or ascribed by a paying agent established in Luxembourg to an individual beneficial owner who is a resident of Luxembourg will be subject to a withholding tax of 20%. Such withholding tax will be in full discharge of income tax if the beneficial owner is an individual acting in the course of the management of his/her private wealth. Responsibility for the withholding of the tax will be assumed by the Luxembourg paying agent. Payment of interest under the Notes coming within the scope of the Relibi Law will be subject to a withholding tax at a rate of 20%.

Income Taxation

Non-resident holders of Notes

A non-resident holder of Notes, not having a permanent establishment or permanent representative in Luxembourg to which/whom such Notes are attributable, is not subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes. A gain realised by such non-resident holder of Notes on the sale or disposal, in any form whatsoever, of the Notes is further not subject to Luxembourg income tax.

A non-resident corporate holder of Notes or an individual holder of Notes acting in the course of the management of a professional or business undertaking, who has a permanent establishment or permanent representative in Luxembourg to which or to whom such Notes are attributable, is subject to Luxembourg income tax on interest accrued or received, redemption premiums or issue discounts, under the Notes and on any gains realised upon the sale or disposal, in any form whatsoever, of the Notes.

Resident holders of Notes

Holders of Notes who are residents of Luxembourg will not be liable for any Luxembourg income tax on repayment of principal.

(i) Luxembourg resident corporate holder of Notes

A corporate holder of Notes must include any interest accrued or received, any redemption premium or issue discount, as well as any gain realised on the sale or disposal, in any form whatsoever, of the Notes, in its taxable income for Luxembourg income tax assessment purposes.

A corporate holder of Notes that is governed by the law of 11 May 2007 on family estate management companies, as amended, or by the law of 17 December 2010 on undertakings for collective investment, as amended, by the law of 13 February 2007 on specialised investment funds, as amended, or by the law of 23 July 2016 on reserved alternative investment funds, as amended, and which does not fall under the special tax regime set out in article 48 thereof is neither subject to Luxembourg income tax in respect of interest accrued or received, any redemption premium or issue discount, nor on gains realised on the sale or disposal, in any form whatsoever, of the Notes.

(ii) Luxembourg resident individual holder of Notes

An individual holder of Notes, acting in the course of the management of his/her private wealth, is subject to Luxembourg income tax at progressive rates in respect of interest received, redemption premiums or issue discounts, under the Notes, except if:

•	withholding tax has been levied on such payments in accordance with the Relibi Law; or

•

the individual holder of the Notes has opted for the application of a 20% tax in full discharge of income tax in accordance with the Relibi Law, which applies if a payment of interest has been made or ascribed by a paying agent established in a EU Member State (other than Luxembourg), or in a Member State of the European Economic Area (other than a EU Member State).

A gain realised by an individual holder of Notes, acting in the course of the management of his/her private wealth, upon the sale or disposal, in any form whatsoever, of Notes is not subject to Luxembourg income tax, provided this sale or disposal took place more than six months after the Notes were acquired. However, any portion of such gain corresponding to accrued but unpaid interest income is subject to Luxembourg income tax, except if tax has been levied on such interest in accordance with the Relibi Law.

An individual holder of Notes acting in the course of the management of a professional or business undertaking must include this interest in its taxable basis. If applicable, the tax levied in accordance with the Relibi Law will be credited against his/her final tax liability.

Net Wealth Taxation

A corporate holder of Notes, whether it is a resident of Luxembourg for tax purposes or, if not, it maintains a permanent establishment or a permanent representative in Luxembourg to which/whom such Notes are attributable, is subject to Luxembourg wealth tax on such Notes, except if the holder of Notes is governed by:

•	the law of 11 May 2007 on family estate management companies, as amended;

•	the law of 17 December 2010 on undertakings for collective investment, as amended;

•	the law of 13 February 2007 on specialised investment funds, as amended;

•	the law of 23 July 2016 on reserved alternative investment funds, as amended;

•	the law of 22 March 2004 on securitisation, as amended; or

•	the law of 15 June 2004 on venture capital vehicles, as amended.

Please however note that securitisation companies governed by the law of 22 March 2004 on securitisation, as amended, or capital companies governed by the law of 15 June 2004 on venture capital vehicles, as amended, or reserved alternative investment funds governed by the law of 23 July 2016 and which fall under the special tax regime set out under article 48 thereof may, under certain conditions, be subject to minimum net wealth tax.

An individual holder of Notes, whether he/she is a resident of Luxembourg or not, is not subject to Luxembourg wealth tax on such Notes.

Other Taxes

In principle, neither the issuance nor the transfer, repurchase or redemption of Notes will give rise to any Luxembourg registration tax or similar taxes.

However, a fixed or ad valorem registration duty may be due upon the registration of the Notes in Luxembourg in the case where the Notes are physically attached to a public deed or to any other document subject to mandatory registration, as well as in the case of a registration of the Notes on a voluntary basis.

Where a holder of Notes is a resident of Luxembourg for tax purposes at the time of his/her death, the Notes are included in his/her taxable estate for inheritance tax assessment purposes.

Gift tax may be due on a gift or donation of Notes if embodied in a Luxembourg deed passed in front of a Luxembourg notary or recorded in Luxembourg.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. This summary deals only with Notes that are held as capital assets by a U.S. Holder (as defined below) who acquires the Notes upon original issuance at their initial offering price.

A “U.S. Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxes and does not address the effects of the Medicare contribution tax on net investment income or foreign, state, local or other tax considerations that may be relevant to U.S. Holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws. For example, this summary does not address:

•

tax consequences to U.S. Holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt entities or insurance companies;

•	tax consequences to persons holding the Notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;

•

tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement; or

•	alternative minimum tax consequences, if any.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Notes, you should consult your tax advisors.

If you are considering the purchase of Notes, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the Notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Payments of Interest

With respect to the Notes, if you use the cash method of accounting for U.S. federal income tax purposes, you will be required to include in ordinary income the U.S. dollar value of the amount of interest received on such Notes, determined by translating the euros received at the spot rate for euros on the date such payment is received, regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize foreign currency exchange gain or loss with respect to the receipt of such payment (but may recognize foreign currency exchange gain or loss on the disposition of the euros so received).

If you use the accrual method of accounting for U.S. federal income tax purposes, you may determine the amount of income recognized with respect to interest on the Notes in accordance with either of two methods. Under the first method you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued on the Notes held during such year, determined by translating such interest at the average rate of exchange for the period or periods (or portions thereof) within such year during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

•	the last day of the accrual period;

•	the last day of the taxable year, if the accrual period straddles your taxable year; or

•	the date the interest payment is received if such date is within five business days of the end of the accrual period.

If you elect to use the second method, the election must be consistently applied by you to all debt instruments from year to year and can be changed only with the consent of the U.S. Internal Revenue Service (the “IRS”).

If you use the accrual method of accounting, upon receipt of an interest payment on a Note (including, upon the sale or other disposition of a Note, the receipt of amounts attributable to accrued interest previously included in income), you will recognize foreign currency exchange gain or loss (generally taxable as U.S. source ordinary income or loss) in an amount equal to the difference, if any, between the U.S. dollar value of such payment (determined by translating the euros received at the spot rate on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment (as determined above), regardless of whether the payment is in fact converted into U.S. dollars.

In addition to interest on the Notes, which includes any Irish or Luxembourg tax withheld from the interest payments received, you will be required to include in income any Additional Amounts paid in respect of any such Irish or Luxembourg withholding tax. You may be entitled to deduct or credit any such withholding tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your applicable foreign taxes for a particular tax year). Interest income (including any Additional Amounts) on a Note will generally be considered foreign source income and, for purposes of the U.S. foreign tax credit, will generally be considered passive category income. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to the Notes where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange, Retirement, Redemption or other Taxable Disposition of Notes

Upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, you will recognize a gain or loss equal to the difference between the amount you receive for the Note in cash or other property valued at fair market value upon the sale, exchange, retirement, redemption or other taxable disposition (less an amount equal to any accrued but unpaid stated interest, which will be taxable as interest income to the extent not previously included in income) and your adjusted tax basis in the Note. Your adjusted tax basis in a Note will generally be your U.S. dollar cost for that Note. Your U.S. dollar cost generally will be the U.S. dollar value of the euros paid for such Note determined at the spot rate on the date of such purchase. In the case of a Note that is traded on an established securities market, a cash method U.S. Holder, and, if it so elects, an accrual method U.S. Holder, will determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a Note generally will not result in exchange gain or loss for a U.S. Holder. If your Note is sold, exchanged, retired, redeemed or otherwise disposed of in a taxable transaction for euros, then your amount realized generally will be based on the spot rate in effect on the date of such sale, exchange, retirement or other taxable disposition. If, however, you are a cash method taxpayer and the Notes are traded on an established securities market for U.S. federal income tax purposes, euros received will be translated into U.S. dollars at the spot rate on the settlement date of the sale, exchange, retirement, redemption or other taxable disposition. If you use the accrual method of accounting for U.S. federal income tax purposes, you may elect the same treatment with respect to the sale of Notes traded on an established securities market, provided that such election is applied consistently to all debt instruments held by you from year to year. Such election cannot be changed without the consent of the IRS. An accrual method taxpayer that does not make the election described above will recognize foreign currency exchange gain or loss (generally taxable as U.S. source ordinary income or loss) upon the sale, exchange, retirement, redemption or other taxable disposition of a Note to the extent that the U.S. dollar value of the euros received (based on the spot rate on the settlement date) differs from the U.S. dollar value of the amount realized on the disposition date.

Except with respect to a gain or loss attributable to changes in exchange rates as discussed below with respect to Notes, any gain or loss you recognize will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the Note for more than one year. Long-term capital gains of non-corporate U.S. Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss you recognize will generally be treated as U.S. source gain or loss.

A portion of your gain or loss with respect to the principal amount of a Note may be treated as foreign currency exchange gain or loss. Foreign currency exchange gain or loss will generally be treated as U.S. source ordinary income or loss. For these purposes, the principal amount of the Note is your purchase price for the Note calculated in euros on the date of purchase, and the amount of foreign currency exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined at the spot rate on the date of the sale, exchange, retirement or other taxable disposition of the Note (or, possibly, in the case of cash basis or electing accrual basis taxpayers, the settlement date of such disposition, provided the Note is treated as traded on an established securities market for U.S. federal income tax purposes) and (ii) the U.S. dollar value of the principal amount determined at the spot rate on the date you purchased the Note. The amount of foreign currency exchange gain or loss recognized on the disposition of a Note (with respect to both principal and accrued interest) will be limited to the amount of overall gain or loss recognized on the disposition of a Note. In addition, upon the sale or other taxable disposition of a Note a U.S. Holder may realize exchange gain or loss attributable to amounts received in respect of accrued and unpaid interest. Any such exchange gain or loss with respect to accrued interest will be determined as discussed above under “—Payments of Interest.” However, upon a sale, exchange, redemption or other taxable disposition of a Note, a U.S. Holder will realize exchange gain or loss with respect to principal and accrued interest only to the extent of the total gain or loss realized on the disposition.

Disposition of Euros

Your tax basis in euros received as interest on a Note or on the sale, exchange, retirement, redemption or other taxable disposition of a Note will be the U.S. dollar value thereof at the spot rate in effect on the date the euros are received. Any gain or loss recognized by you on a sale, exchange, retirement, redemption or other taxable disposition of the euros will generally be treated as U.S. source foreign currency exchange gain or loss (taxable as ordinary income or loss).

Reportable Transactions

U.S. Treasury regulations meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the U.S. Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement, redemption or other taxable disposition of a Note, or euros received in respect of a Note, to the extent that such sale, exchange, retirement, redemption or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of Notes, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in such Notes, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Backup Withholding and Information Reporting

Generally, information reporting will apply to all payments of interest and principal on a Note and the proceeds from a sale or other disposition of a Note paid to you, unless you are an exempt recipient. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. Additionally, if you fail to provide your taxpayer identification number, or in the case of interest payments, fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding on any such payments or proceeds.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities Europe SA and ING Bank N.V. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of 2027 Notes	Principal Amount of 2032 Notes
BofA Securities Europe SA	€	€
Barclays Bank PLC
ING Bank N.V.
J.P. Morgan Securities plc
Banco Bilbao Vizcaya Argentaria, S.A.
Citigroup Global Markets Limited
The Toronto-Dominion Bank

Total	€	€

The underwriters have agreed, severally and not jointly, to take and pay for all of the Notes being offered, if any are taken. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay and accept for delivery of the Notes offered by this prospectus supplement are subject to approval of legal matters by counsel and to certain other conditions.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering prices of up to     % of the principal amount of the Notes. If all the Notes are not sold at the initial public offering prices, the underwriters may change the offering prices and the other selling terms.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering:

Paid by us
Per 2027 Note

Total	€

Per 2032 Note

Total	€

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately €            .

We expect that delivery of the Notes will be made against payment therefor on or about the closing date of this offering specified on the cover page, which is      business days following the date of pricing of the Notes (this settlement cycle being referred to as “T+    ”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially will settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or under certain circumstances to contribute to payments which the underwriters may be required to make in that respect.

We intend to apply to list the Notes on the New York Stock Exchange. We expect trading in the Notes on the New York Stock Exchange to begin within 30 days after the original issue date. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the Notes at any time. The Notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

In connection with the issue of the Notes, the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) may overallot Notes or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of the offer of the Notes is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the issue date of the Notes and 60 days after the date of the allotment of the Notes. Any stabilization action or overallotment must be conducted by the Stabilizing Manager (or person(s) acting on behalf of the Stabilizing Manager) in accordance with all applicable laws and rules.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the Stabilizing Manager has repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) commences any of these transactions, it may discontinue them at any time. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.

To the extent any underwriter that is not a U.S.-registered broker-dealer intends to effect sales of the Notes in the United States, it will do so through one or more U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.

Conflicts of Interest

Certain of net the proceeds of this offering will be used to repay indebtedness under our credit facilities. Because an affiliate of BBVA is a lender under one of our credit facilities and will receive 5% or more of the net proceeds of this offering, BBVA is deemed to have a “conflict of interest” under FINRA Rule 5121. As a result, this offering will be conducted in accordance with FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as the members primarily responsible for managing the public offering do not have a conflict of interest, are not affiliates of any member that has a conflict of interest and meet the requirements of paragraph (f)(12)(E) of FINRA Rule 5121. BBVA will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. See “Use of Proceeds” for additional information.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have from time to time provided, and may provide in the future, various financial advisory, investment banking and commercial banking services to us and our affiliates, for which they have received or will receive customary fees and reimbursement of expenses. In particular, certain of the underwriters or their affiliates act as lenders and/or as agents under JCI plc’s or JCI plc’s subsidiaries’ credit facilities and commercial paper program, for which they receive and may continue to receive customary fees and expenses. In addition, R. David Yost, a director of JCI plc, is also director of Bank of America Corporation, the parent of BofA Securities Europe SA.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans, commercial paper and/or credit default swaps) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

The Notes are being offered for sale in the United States and may be offered for sale in jurisdictions outside the United States, subject to applicable law.

European Economic Area and the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). The expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation or the Luxembourg law dated 16 July 2019 on prospectuses for securities (Loi relative aux prospectus pour valeurs mobilières).

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Ireland

No action may be taken with respect to the Notes in or involving Ireland otherwise than in conformity with the provisions of (a) the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland (the “MiFID Regulations”) , including, without limitation, Regulation 5 (Regulation for authorisation (and certain provisions concerning MTFs and OTFs)) thereof, or any corresponding provision of any replacement legislation, or any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998 of Ireland, (b) the Companies Act 2014 of Ireland (as amended, the “Companies Act”), the Central Bank Acts 1942 to 2018 of Ireland (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989 of Ireland (as amended) (c) the Prospectus Regulation and any rules or guidance issued under Section 1363 of the Companies Act, by the Central Bank of Ireland, and (d) the Market Abuse Regulation (EU 596/2014) (as amended), the European Union (Market Abuse) Regulations 2016 (as amended) of Ireland and any rules and guidance issued by the Central Bank of Ireland under Section 1370 of the Companies Act.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

then securities or securities-based derivatives contracts (each term as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however so described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(a)

to an institutional investor under Section 274 of the SFA, or to a relevant person under Section 275 (2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), the Issuers have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree), except pursuant to the applicable laws and regulations of Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be re-sold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase. In addition, within one year following the issuance of the Notes, the Notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the Notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 percent of the aggregate issue amount of the Notes, (c) the Notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, subscription agreement, and the offering circular and (e) the Issuers and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

VALIDITY OF THE SECURITIES

The validity of the Notes will be passed upon for the Issuers by Simpson Thacher & Bartlett LLP, New York, New York. Certain matters under the laws of Ireland related to the Notes will be passed upon for JCI plc by Arthur Cox, Dublin, Ireland. Certain matters under the laws of Luxembourg related to the Notes will be passed upon for TFSCA by Allen & Overy, Société en Commandite Simple, Luxembourg City, Grand Duchy of Luxembourg. Certain legal matters with respect to the offering of the Notes will be passed upon for the underwriters by Latham & Watkins LLP, Washington, D.C.

EXPERTS

The financial statements and financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Johnson Controls International plc for the year ended September 30, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

JOHNSON CONTROLS INTERNATIONAL PLC	TYCO FIRE & SECURITY FINANCE S.C.A.

Debt Securities Ordinary Shares Preferred Shares Depositary Shares Purchase Contracts Warrants Units	Debt Securities

Johnson Controls International plc (“JCI”) may offer from time to time:

•	senior or subordinated debt securities;

•	ordinary shares;

•	preferred shares;

•	depositary shares;

•

contracts for the purchase or sale of its debt securities or equity securities or securities of third parties including any of its affiliates, a basket of such securities, an index or indices of such securities or any combination of the above;

•	warrants for debt or equity securities; and

•	units consisting of one or more debt securities or other securities.

Tyco Fire & Security Finance S.C.A. (“TFSCA”), a wholly owned consolidated subsidiary of JCI, may offer from time to time:

•	senior or subordinated debt securities co-issued with JCI.

JCI and TFSCA will provide the specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus, any prospectus supplement, any related free writing prospectus and any documents incorporated by reference herein and therein carefully before you invest.

The ordinary shares of Johnson Controls International plc are listed on the New York Stock Exchange under the ticker symbol “JCI”.

Investing in the securities of JCI and TFSCA involves risk. See the “Risk Factors” section of JCI’s filings with the Securities and Exchange Commission incorporated by reference herein and any applicable prospectus supplement.

None of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

This prospectus does not constitute a prospectus within the meaning of section 1348 of the Companies Act 2014 of Ireland, the EU Prospectus Regulation or the Luxembourg law dated 16 July 2019 on prospectuses for securities (Loi relative aux prospectus pour valeurs mobilières). No offer of securities of JCI to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law (within the meaning of section 1348 of the Companies Act 2014 of Ireland) in general, or in particular pursuant to the EU Prospectus Regulation. This document has not been reviewed or approved by any competent authority for the purposes of the EU Prospectus Regulation. For these purposes, the EU Prospectus Regulation means Regulation 2017/1129/EU of the European Parliament and of the Council.

This document does not constitute investment advice or the provision of investment services within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland or otherwise. JCI is not an authorized investment firm within the meaning of the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375 of 2017) (as amended) of Ireland, and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

JCI and TFSCA may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. JCI and TFSCA reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the terms of the plan of distribution thereafter and any applicable commissions or discounts. JCI’s and TFSCA’s net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated September 4, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JCI and TFSCA filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. By using a shelf registration statement, JCI and TFSCA may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus separately or together in any combination and as separate series.

JCI and TFSCA have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of JCI and TFSCA or to which they have referred you. JCI and TFSCA take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. JCI and TFSCA are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus provides you with a general description of the securities JCI and TFSCA may offer. Each time JCI and, if applicable, TFSCA, sell securities, they will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference and any additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about JCI and TFSCA and the securities offered under this prospectus.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities JCI and TFSCA offer. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

Unless we have indicated otherwise, references in this prospectus to “JCI,” “we,” “us” and “our” or similar terms are only to Johnson Controls International plc, an Irish public limited company, references to “TFSCA” are to Tyco Fire & Security Finance S.C.A., a corporate partnership limited by shares (société en commandite par actions) incorporated and organized under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), and references to “Johnson Controls” are to JCI and its consolidated subsidiaries, including TFSCA.

CAUTIONARY NOTE FOR FORWARD-LOOKING INFORMATION

This prospectus, any prospectus supplement or any document incorporated by reference may contain statements that are forward-looking and therefore are subject to risks and uncertainties. All statements other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures and debt levels are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are also generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements included are made only as of the date of the document in which they are included, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update forward-looking statements to reflect events or circumstances occurring after the date of such document.

The following are some important factors that could cause the actual results of Johnson Controls to differ from its current expectations:

•

Johnson Controls’ ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic;

•	any delay or inability of Johnson Controls to realize the expected benefits and synergies of the merger with Tyco International plc (“Tyco”);

•	changes in tax laws, regulations, rates, policies or interpretations, including but not limited to the Tax Cuts and Jobs Act enacted in December 2017;

•	the loss of key senior management;

•	the tax treatment of recent portfolio transactions;

•	significant transaction costs and/or unknown liabilities associated with such transactions;

•	the outcome of actual or potential litigation relating to such transactions;

•	the risk that disruptions from recent transactions will harm Johnson Controls’ business;

•	the strength of the United States or other economies;

•	changes to laws or policies governing foreign trade, including increased tariffs or trade restrictions;

•	energy and commodity prices;

•	the availability of raw materials and component products;

•	currency exchange rates;

•	maintaining the capacity, reliability and security of Johnson Controls’ information technology infrastructure;

•	the risk of infringement or expiration of intellectual property rights;

•	work stoppages, union negotiations, labor disputes, and other matters associated with the labor force;

•	the outcome of litigation and governmental proceedings;

•	cancellation of or changes to commercial arrangements; and

•	with respect to Johnson Controls’ disposition of its Power Solutions business, whether the strategic benefits of the Power Solutions transaction can be achieved.

A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public without charge at the SEC’s website. The address of this site is http://www.sec.gov. In addition, you can obtain reports and proxy statements and other information about Johnson Controls at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We maintain a website on the Internet at http://www.johnsoncontrols.com. We make available free of charge, on or through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those reports, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or accessible through such Internet address into this prospectus.

You may request a copy of our filings, at no cost, by writing or telephoning Shareholder Services, Johnson Controls, 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209, Telephone: (800) 524-6220 or by going to our Internet website at www.johnsoncontrols.com. Johnson Controls’ Internet website address is provided as an inactive textual reference only. The information provided on or accessible through Johnson Controls’ Internet website, other than copies of the documents described above that have been filed with the SEC, is not part of this prospectus and, therefore, is not incorporated herein by reference. In addition, exhibits to filings will not be sent, unless these exhibits have been specifically incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE

JCI “incorporates by reference” information into this prospectus, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus, in a supplement to this prospectus or a subsequently filed document that is incorporated by reference. This prospectus incorporates by reference the documents set forth below, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for current reports on Form 8-K containing only disclosure furnished under Items 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K:

•	the Annual Report of Johnson Controls International plc on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on November 21, 2019;

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the Quarterly Reports of Johnson Controls International plc on Form 10-Q for the quarters ended December 31, 2019, March 31, 2020 and June 30, 2020, filed with the SEC on January  31, 2020, May  1, 2020 and July 31, 2020, respectively;

•

the portions of Johnson Controls International plc’s Proxy Statement on Schedule   14A for its 2020 annual general meeting of shareholders filed with the SEC on January 17, 2020 that are incorporated by reference into Johnson Controls’ Annual Report on Form 10-K for the fiscal year ended September 30, 2019;

•

the Current Reports of Johnson Controls International plc filed with the SEC on November  7, 2019 (second filing), December  6, 2019, March 6, 2020, March 12, 2020, June 12, 2020 and August 18, 2020; and

•

the description of our ordinary shares contained in Johnson Controls International plc’s Registration Statement on Form 8-K12B filed on November 17, 2014, including all amendments and reports filed for the purpose of updating such description.

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

The financial statements incorporated by reference in this prospectus have been prepared in accordance with accounting principles generally accepted in the United States of America and the applicable accounting requirements of the Exchange Act and do not constitute the Irish statutory financial statements of Johnson Controls required pursuant to the Irish Companies Act 2014. The Irish statutory financial statements of Johnson Controls for the current fiscal year addressed in materials incorporated by reference into this prospectus will be published prior to, and considered at, JCI’s next annual general meeting and are expected to be filed with the Irish Companies Registration Office within the period permitted by Irish law.

JOHNSON CONTROLS INTERNATIONAL PLC

Johnson Controls International plc, headquartered in Cork, Ireland, is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Johnson Controls creates intelligent buildings, efficient energy solutions and integrated infrastructure that work seamlessly together to deliver on the promise of smart cities and communities. Johnson Controls is committed to helping its customers win and creating greater value for all of its stakeholders through its strategic focus on buildings.

Johnson Controls was originally incorporated in the state of Wisconsin in 1885 as Johnson Electric Service Company to manufacture, install and service automatic temperature regulation systems for buildings. It was renamed to Johnson Controls, Inc. in 1974. In 2005, Johnson Controls acquired York International, a global supplier of heating, ventilating, air-conditioning (“HVAC”) and refrigeration equipment and services. In 2014, Johnson Controls acquired Air Distribution Technologies, Inc., one of the largest independent providers of air distribution and ventilation products in North America. In 2015, Johnson Controls formed a joint venture with Hitachi to expand its building related product offerings. In 2016, Johnson Controls, Inc. and Tyco completed their combination (the “Merger”). Following the Merger, Tyco changed its name to “Johnson Controls International plc.”

On November 13, 2018, Johnson Controls entered into a Stock and Asset Purchase Agreement (“Purchase Agreement”) with BCP Acquisitions LLC (“Purchaser”). The Purchaser was a newly-formed entity controlled by investment funds managed by Brookfield Capital Partners LLC. Pursuant to the Purchase Agreement, on the terms and subject to the conditions therein, Johnson Controls agreed to sell, and Purchaser agreed to acquire, Johnson Controls’ Power Solutions business for a purchase price of $13.2 billion. The transaction closed on April 30, 2019 with net cash proceeds of $11.6 billion after tax and transaction-related expenses.

During the first quarter of fiscal 2019, Johnson Controls determined that its Power Solutions business met the criteria to be classified as a discontinued operation and, as a result, Power Solutions’ historical financial results are reflected in Johnson Controls’ consolidated financial statements as a discontinued operation, and assets and liabilities were retrospectively reclassified as assets and liabilities held for sale.

Johnson Controls is a global market leader in engineering, developing, manufacturing and installing building products and systems around the world, including HVAC equipment, HVAC controls, energy-management systems, security systems, fire detection systems and fire suppression solutions. Johnson Controls further serves customers by providing technical services (in the HVAC, security and fire-protection space), energy-management consulting and data-driven solutions via its data-enabled business. Finally, Johnson Controls has a strong presence in the North American residential air conditioning and heating systems market and is a global market leader in industrial refrigeration products.

On July 31, 2020, Johnson Controls launched OpenBlue, a digitally driven suite of connected solutions that delivers sustainability, unique occupant experiences, and respectful safety and security by combining Johnson Controls’ building expertise with cutting-edge technology, including AI-powered service solutions such as remote diagnostics, predictive maintenance, compliance monitoring and advanced risk assessments.

JCI’s registered and principal office is located at One Albert Quay, Cork, Ireland, and its telephone number at that address is +353-21-423-5000. Johnson Controls’ management office in the United States is located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209.

TYCO FIRE & SECURITY FINANCE S.C.A.

TFSCA is a wholly owned consolidated subsidiary of JCI that is 99.996% owned directly by JCI and 0.004% owned by TFSCA’s sole general partner and manager, Tyco Fire & Security S.à r.l., which is itself wholly owned by JCI. TFSCA is a holding company that directly and indirectly holds substantially all of the operating subsidiaries of JCI. TFSCA engages in intercompany banking activities on behalf of JCI, including engaging in intercompany loan transactions and engaging in currency hedging transactions on behalf of JCI and its subsidiaries.

TFSCA’s registered and principal office is located at 2, rue Jean Monnet, 2180, Luxembourg, Grand Duchy of Luxembourg and its telephone number at that address is +352-2700 63 20. TFSCA and Tyco Fire & Security S.à r.l. are each registered with the Luxembourg trade and companies register (Registre de commerce et des sociétés, Luxembourg) under numbers B190265 and B190154, respectively.

JCI AND TFSCA SUMMARIZED FINANCIAL INFORMATION

The following tables set forth summarized financial information of JCI and TFSCA (collectively, the “Obligor Group”) on a combined basis after intercompany transactions have been eliminated, including adjustments to remove the receivable and payable balances, investment in, and equity in earnings from, those subsidiaries of JCI other than TFSCA (collectively, the “Non-Obligor Subsidiaries”).

The following table presents summarized income statement information for the nine months ended June 30, 2020 and the year ended September 30, 2019 (in millions):

	Nine Months Ended June 30, 2020	Year Ended September 30, 2019
Net sales	$—	$—
Gross profit	—	—
Loss from continuing operations	(390)	(200)
Net loss	(390)	(200)
Income attributable to noncontrolling interests	—	—
Net loss attributable to the entity	(390)	(200)

Excluded from the table above are the intercompany transactions between the Obligor Group and Non-Obligor Subsidiaries as follows (in millions):

	Nine Months Ended June 30, 2020	Year Ended September 30, 2019
Net sales	$—	$—
Gross profit	—	—
Income from continuing operations	567	211
Net income	567	211
Income attributable to noncontrolling interests	—	—
Net income attributable to the entity	567	211

The following table presents summarized balance sheet information as of June 30, 2020 and September 30, 2019 (in millions):

	June 30, 2020	September 30, 2019
Current assets	$3,674	$1,829
Noncurrent assets	292	306
Current liabilities	11,699	7,932
Noncurrent liabilities	5,401	6,392
Noncontrolling interests	—	—

Excluded from the table above are the intercompany balances between the Obligor Group and Non-Obligor Subsidiaries as follows (in millions):

	June 30, 2020	September 30, 2019
Current assets	$643	$503
Noncurrent assets	7,491	7,849
Current liabilities	2,969	6,541
Noncurrent liabilities	2,741	6,201
Noncontrolling interests	—	—

The same accounting policies as described in Note 1 to the consolidated financial statements included in Johnson Controls’ Annual Report on Form 10-K for the year ended September 30, 2019 are used by JCI and each of its subsidiaries in connection with the summarized financial information presented above.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchase of ordinary shares, dividends, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we and, as applicable, TFSCA, may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

JCI is the issuer of the applicable series of debt securities and TFSCA may be a co-issuer of one or more series of debt securities. JCI and TFSCA will be jointly and severally liable for all obligations under any series of debt securities that they co-issue. In this section, “Issuer” refers to JCI for any series of debt securities where it is the sole issuer or JCI and TFSCA for any series of debt securities co-issued by JCI and TFSCA. Capitalized terms used but not defined in this section have the respective meanings set forth in the indenture (as defined below).

The Issuer may issue debentures, notes or other evidences of indebtedness, which we refer to as “debt securities,” from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the indenture is unlimited.

The debt securities will be governed by an indenture dated as of December 28, 2016 (the “indenture”), between us and U.S. Bank National Association, as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture is subject to the provisions of the Trust Indenture Act of 1939, as in effect from time to time, that are deemed to be incorporated into the indenture and shall, to the extent applicable, be governed by those provisions. As more specifically set forth in the indenture, the trustee under the indenture has two main roles:

•	first, subject to some limitations, the trustee can enforce your rights against the Issuer if the Issuer defaults.

•	second, the trustee performs certain administrative duties for the Issuer, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

The statements and descriptions in this prospectus or in any prospectus supplement or any document incorporated by reference into this prospectus or applicable prospectus supplement regarding provisions of debt securities and the indenture are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or the indenture). You should read the summary below, the applicable prospectus supplement and indenture and any related documents before making your investment decision.

The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities of the series, which shall distinguish the debt securities of the series from all other debt securities;

•	if TFSCA will be a co-issuer of the debt securities of the series;

•

any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•

the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360 day year of twelve 30-day months;

•

the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the record date for the determination of holders to whom interest is payable on any such interest payment date;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of the Issuer;

•

the obligation, if any, of the Issuer to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee’s certificate of authentication for such series;

•	if other than denominations of $2,000 or any whole multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon the acceleration of the maturity thereof pursuant to the indenture or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•

if the debt securities of the series shall be issued in whole or in part in the form of a global security or global securities, the type of global security to be issued; the terms and conditions, if different from those contained in the indenture, upon which such global security or global securities may be exchanged in whole or in part for other individual debt securities in definitive registered form; the depositary for such global security or global securities; and the form of any legend or legends to be borne by any such global security or global securities in addition to or in lieu of the legends referred to in the indenture;

•

whether the debt securities of the series will be convertible into or exchangeable for other debt securities or other securities of any kind of the Issuer or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Issuer’s option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•

any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants or the events of default set forth in the indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•

if the amount of principal of or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount debt securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•

whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act of 1933, as amended, in reliance on which they will be sold;

•

whether the debt securities of the series shall be issued with guarantees and, if so, the identity of any guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect; and

•

any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States of America laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

The indenture contains certain restrictive covenants that will apply to the Issuer and our subsidiaries unless otherwise indicated in the applicable prospectus supplement, including limitations on incurring certain secured debt and limitations on certain sale and lease-back transactions. Any such covenants and the other terms applicable to a series of debt securities will be described in the applicable prospectus supplement. For the avoidance of doubt, articles 470-1 to 470-19 of the Luxembourg law of 10 August 1915 relating to commercial companies as amended (the Companies Act 1915) will not apply in respect of the debt securities co-issued by TFSCA.

DESCRIPTION OF ORDINARY SHARES

The following description of the material terms of our ordinary shares is based on the provisions of our Irish memorandum and articles of association. This description is not complete and is subject to the applicable provisions of Irish law and our memorandum and articles of association, which are filed as exhibits to the registration statement of which this prospectus forms a part. The transfer agent and registrar for our ordinary shares is Equiniti Trust Company. Our ordinary shares are listed on the New York Stock Exchange under the ticker symbol “JCI.”

Capital Structure

Authorized and Issued Share Capital

Our authorized share capital is $22,000,000 and €40,000, divided into 2,000,000,000 ordinary shares with a par value of $0.01 per share, 200,000,000 preferred shares with a par value of $0.01 per share, and 40,000 ordinary A shares with a par value of €1.00 per share. The authorized share capital includes 40,000 ordinary A shares with a par value of €1.00 per share in order, at the time of its incorporation, to satisfy statutory requirements for the incorporation of all Irish public limited companies. We may issue shares subject to the maximum prescribed by JCI’s authorized share capital contained in its memorandum and articles of association.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares (including the grant of options and issue of warrants) without shareholder approval once authorized to do so by the memorandum and articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes cast by a company’s shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it will lapse unless renewed by the shareholders of the company by an ordinary resolution. The board of directors is authorized, under an annual authorization by shareholders pursuant to an ordinary resolution, to issue ordinary shares subject to a maximum of approximately 33% of our issued share capital. The current annual authorization will expire at the earlier of the date of our annual general meeting in 2021 or September 4, 2021 unless renewed (a renewal of the authorization will be proposed at our annual general meeting in 2021, which if approved would expire on the date of our annual general meeting in 2022 or 18 months after the date of our 2021 annual general meeting (whichever is earlier)).

Notwithstanding this authority, under the Irish Takeover Rules the board of directors would not be permitted to issue any shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by shareholders at a general meeting, (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer, (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of the voting rights in JCI, (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period, or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by the directors of JCI prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

The board of directors has previously represented that it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of us or other acquisition transaction more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing, and acquisition transactions or opportunities.

The authorized but unissued share capital may be increased or reduced by way of an ordinary resolution of our shareholders. The shares comprising our authorized share capital may be divided into shares of such par value as the resolution shall prescribe. The rights and restrictions to which the ordinary shares will be subject are prescribed in our memorandum and articles of association.

Irish law does not recognize fractional shares held of record; accordingly, our memorandum and articles of association do not provide for the issuance of fractional shares, and our official Irish register will not reflect any fractional shares.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means our accumulated realized profits less our accumulated realized losses. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include the share premium account, the par value of shares acquired by us and the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our “relevant financial statements.” The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prior to the declaration of a dividend prepared in accordance with the Irish Companies Act, which give a “true and fair view” of our unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by our articles of association, which authorize the directors to declare such dividends as appear justified from our profits without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

Our directors may deduct from any dividend payable to any shareholder all sums of money (if any) payable by him or her to us in relation to our shares. Our directors are also entitled to issue shares with preferred rights to participate in dividends we declare. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Preemptive Rights and Advance Subscription Rights

Certain statutory pre-emption rights apply automatically in favor of our shareholders where our shares are to be issued for cash (including pursuant to non-compensatory options). Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee option or similar equity plan. In addition, and without prejudice to any existing authorities granted to the board of directors, the board of directors is authorized, under an annual authorization by shareholders pursuant to a special resolution, to issue ordinary shares without the application of preemption rights of up to approximately 5% of our issued share capital. The current annual authorization will expire at the earlier of the date of our annual general meeting in 2021 or September 4, 2021 unless renewed (a renewal of the authorization will be proposed at our annual general meeting in 2021, which if approved would expire on the date of our annual general meeting in 2022 or 18 months after the date of our 2021 annual general meeting (whichever is earlier)).

A special resolution requires not less than 75% of the votes cast by our shareholders at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata to their existing shareholding in accordance with the statutory preemption rights described above before the shares can be issued to any new shareholders.

Issuance of Warrants and Options

Our articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The issuance of warrants or options is subject to the same requirements for shareholder authority and statutory preemption rights as applies to the issue of ordinary shares described under the headings “–Capital Structure– Authorized and Issued Share Capital” and “–Preemptive Rights and Advance Subscription Rights” in this section and the number of shares capable of being issued under options and warrants are aggregated with the number of shares issued under those authorizations for determining the utilization of those authorizations. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization provided that the original warrants or options were issued when valid authorization was in place.

Share Repurchases and Redemptions

Overview

Article 3 of our articles of association provides that any ordinary share which we have acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by us will technically be effected as a redemption of those shares as described below. If our articles of association did not contain Article 3(d), repurchases of our ordinary shares would be subject to many of the same rules that apply to purchases of our ordinary shares by subsidiaries described below, including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our ordinary shares, we are referring to the redemption of ordinary shares by us pursuant to Article 3(d) of the articles of association or the purchase of our ordinary shares by a subsidiary of ours, in each case in accordance with our articles of association and Irish company law as described below.

Repurchases and Redemptions by Us

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. The issue of redeemable shares may only be made by us where the nominal value of the issued share capital that is not redeemable is not less than 10% of the aggregate of the par value and share premium in respect of the allotment of our shares together with the par value of any shares acquired by us. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem our ordinary shares. Our board of directors will also be entitled to issue preferred shares which may be redeemed at either our option or the that of the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares. We may cancel or reissue treasury shares subject to certain conditions.

Purchases by Our Subsidiaries

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase our shares either on-market or off-market. A general authority of our shareholders is required to allow a subsidiary of ours to make on-market purchases of our ordinary shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of our ordinary shares is required. Such an authority has been adopted by our shareholders. We have sought such general authority, which must expire no later than 18 months after the date on which it was granted, at previous annual general meetings and expect to seek to renew such authority at subsequent annual general meetings. In order for a subsidiary of ours to make an on-market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” The New York Stock Exchange, on which our shares are listed, is a recognized stock exchange for this purpose under Irish company law. For an off-market purchase by a subsidiary of ours, the proposed purchase contract must be authorized by special resolution of our shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, from the date of the notice of the meeting at which the resolution approving the contract is to be proposed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office.

The number of shares held by our subsidiaries at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the aggregate of the par value and share premium in respect of the allotment of our shares together with the par value of any shares acquired by us. While a subsidiary holds our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our articles of association provide that we will have a first and paramount lien on every share for all moneys payable, whether presently due or not, in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the articles of association of an Irish company limited by shares, such as us.

Bonus Shares

Under our articles of association, the board of directors may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account or other undistributable reserve of ours for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under our articles of association, we may by ordinary resolution consolidate and divide all or any of our share capital into shares of larger par value than its existing shares or subdivide our shares into smaller amounts than is fixed by our articles of association.

Reduction of Share Capital

We may, by ordinary resolution, reduce our authorized but unissued share capital in any way and reduce the nominal value of any of its shares. We also may, by special resolution and subject to confirmation by the Irish

High Court (or as otherwise permitted under the Irish Companies Act), reduce or cancel our issued share capital in any way.

General Meetings of Shareholders

We are generally required to hold an annual general meeting at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year, no more than nine months after our fiscal year-end.

Our articles of association provide that shareholder meetings may be held outside of Ireland (subject to compliance with the Irish Companies Act). Where a company holds its annual general meeting or extraordinary general meeting outside of Ireland, the Irish Companies Act requires that the company, at its own expense, make all necessary arrangements to ensure that members can by technological means participate in the meeting without leaving Ireland (unless all of the members entitled to attend and vote at the meeting consent in writing to the meeting being held outside of Ireland).

Extraordinary general meetings may be convened by (i) the board of directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of our shares carrying voting rights or (iii) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

Notice of a general meeting must be given to all of our shareholders and to our auditors. Our articles of association provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. In each case the notice period excludes the date of mailing, the date of the meeting and is in addition to two days for deemed delivery where this is by electronic means. General meetings may be called by shorter notice, but only with the consent of our auditors and all of the shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, our articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office. Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and, pursuant to our articles of association, serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the board. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no directors being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one-year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the directors become aware that our net assets are half or less of the amount of our called-up share capital, the directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

General

Where a poll is demanded at a general meeting, every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the Irish Companies Act. Our articles of association permit the appointment of proxies by the shareholders to be notified by us electronically, when permitted by the directors.

Our articles of association provide that all resolutions shall be decided by a show of hands unless a poll is demanded by the chairman, by at least three shareholders as of the record date for the meeting or by any shareholder or shareholders holding not less than 10% of the total voting rights of ours as of the record date for the meeting. Each of our shareholders of record as of the record date for the meeting has one vote at a general meeting on a show of hands.

In accordance with our articles of association, our directors may from time to time cause us to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders

Supermajority Voting

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast by our shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes cast by our shareholders at a general meeting. Examples of matters requiring special resolutions include:

•	amending our objects;

•	amending our memorandum and articles of association;

•	approving the change of our name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	re-registration from a public limited company as a private company;

•	variation of class rights attached to classes of shares;

•	purchase of own shares off-market;

•	the reduction of share capital;

•	resolving that we be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of (1) 75% of the voting shareholders by value and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Class Rights Attaching to Shares

Variation of all or any special rights attached to any class of our shares is addressed in our articles of association as well as the Irish Companies Act. Any variation of class rights attaching to our issued shares must be approved by a special resolution of the shareholders of the class affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of our ordinary shares outstanding which entitle the holders to a majority of the voting power of shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in our articles of association. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (1) receive a copy of our memorandum and articles of association and any act of the Irish Government which alters our memorandum of association; (2) inspect and obtain copies of our minutes of general meetings and resolutions; (3) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by us; (4) receive copies of financial statements and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (5) receive financial statements of a subsidiary company of ours which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors will also have the right to inspect all of our books, records and vouchers. The auditors’ report must be circulated to the shareholders with our audited financial statements 21 days before the annual general meeting and must be laid before the shareholders at our annual general meeting.

Acquisitions and Appraisal Rights

There are a number of mechanisms for acquiring an Irish public limited company, including:

•

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) greater than 50% in number of the voting shareholders, at a meeting called to approve the scheme;

•

through a tender offer by a third party for all of our shares. Where the holders of 80% or more of our shares have accepted an offer for their shares, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were listed on the Irish Stock Exchange or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

•

by way of a merger with an EEA-incorporated company under the E.U. Cross Border Merger Directive (Directive 2005/56/EC of the European Parliament and of the Council on cross-border mergers of limited liability companies). Such a merger must be approved by a special resolution (there is no statutory merger regime pursuant to Irish law for mergers between an Irish company and a company based outside of the European Economic Area, but Irish law nevertheless allows for the transfer of all assets and liabilities in accordance with an agreement such as the merger agreement).

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, our articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder of ours must therefore make such a notification to us if as a result of a transaction the shareholder will be interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to us. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of our share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to us within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any of our shares concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, under the Irish Companies Act we may by notice in writing require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in our relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in our shares, to give such further information as may be required by us including particulars of such person’s own past or present interests in our shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by us on a person who is or was interested in our shares and that person fails to give us any information required within the reasonable time specified, we may apply to court for an order directing that the affected shares be subject to certain restrictions.

Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

Where our shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions. Failure to comply with such a court order is a criminal offence.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

Our articles of association include a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

•	our board of directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

•

upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•

the business combination is approved by our board of directors and authorized at an annual or extraordinary general meeting of shareholders by a special resolution, excluding for this purpose any votes cast by the interested shareholder.

A “business combination” is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Shareholder Rights Plans and Share Issuances

Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law, and shareholder approval may be required under Irish law to implement such a plan. In addition, such a plan would be subject to the Irish Takeover Rules described below.

Subject to the Irish Takeover Rules described below, the board also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. The board of directors represents that, it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of us or other acquisition transactions more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of our shares will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•

the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires our shares or other voting rights may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer (or any parties acting in concert with the acquirer) during the previous 12 months. This mandatory bid requirement is triggered if, unless the Panel otherwise consents, an acquisition of shares would (i) increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of the voting rights in us, or (ii) in the case of a person holding (together with its concert parties) shares representing 30% or more of the voting rights in us, after giving effect to the acquisition, increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire our ordinary shares within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for our ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of our shares. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of our shares is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of our shares and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by the offeree at a general meeting; or

•	with the consent of the Irish Takeover Panel where:

•	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

•	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Corporate Governance

Our articles of association delegate the day-to-day management of us to the board of directors. The board of directors may then delegate the management of us to committees, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of our affairs.

Our corporate governance guidelines and general approach to corporate governance as reflected in our memorandum and articles of association and our internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations and the requirements of the New York Stock Exchange. Although we are an Irish public limited company, we are not subject to the listing rules of Euronext Dublin or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor will we adopt, the U.K. Corporate Governance Code, any guidelines issued by the Investment Association or the Pre-Emption Group Statement of Principles, or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board and the criteria for determining the independence of directors.

Duration; Dissolution; Rights upon Liquidation

Our duration is unlimited. We may be dissolved and wound up at any time by way of either a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the votes cast by our shareholders is required. We may also be dissolved by way of court order on the application of a creditor or the Director of Corporate Enforcement (where the court is satisfied on a petition of the Director of Corporate Enforcement that it is in the public interest that we should be would up), or by the Companies Registration Office (by way of strike-off) as an enforcement measure where we have failed to file certain returns.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our memorandum and articles of association or the terms of any preferred shares issued by our directors from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of us. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Our articles of association provide that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Stock Exchange Listing

Our ordinary shares are listed on the New York Stock Exchange under the symbol “JCI”.

Uncertificated Shares

Pursuant to the Irish Companies Act a shareholder is entitled to be issued a share certificate on request and subject to payment of a nominal fee.

Transfer and Registration of Shares

Our share register is maintained by its transfer agent. Registration in this share register is determinative of membership in us. A shareholder of ours who holds shares beneficially is not the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register.

We may, in our absolute discretion, pay or cause one of our affiliates to pay any stamp duty. Our articles of association provide that, in the event of any such payment, we shall be entitled to (i) seek reimbursement from the buyer, (ii) set-off the amount of the stamp duty against future dividends on such shares, and (iii) claim a first and permanent lien on our ordinary shares acquired by such buyer and any dividends paid on such shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in our ordinary shares has been paid unless one or both of such parties is otherwise notified by us.

Our articles of association delegate to our Secretary (or his or her nominee) the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the transferee will be registered as the legal owner of the relevant shares on our official Irish share register (subject to the matters described below).

Our directors have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of shares only, the instrument of transfer is accompanied by the certificate of shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer, a fee of €10 or such lesser sum is paid to us, the instrument of transfer is in favor of not more than four transferees and it is lodged at our registered office or such other place as the board of directors may appoint.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

Formation; Fiscal Year; Registered Office

We were incorporated in Ireland as a public limited company on May 9, 2014 (under the name “Tyco International plc”) with company registration number 543654. Our fiscal year ends on September 30 of each year and our registered address is One Albert Quay, Cork, T12 X8N6, Ireland.

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

When the ordinary shares offered hereby are issued, they will be duly and validly issued, fully paid and nonassessable.

DESCRIPTION OF PREFERRED SHARES

The following description of the material terms of our preferred shares is based on the provisions of our Irish memorandum and articles of association. This description is not complete and is subject to the applicable provisions of Irish law and our memorandum and articles of association, which are filed as exhibits to the registration statement of which this prospectus forms a part.

The board of directors is authorized to issue our entire authorized preferred share capital (i.e., up to a maximum of up to 200,000,000 preferred shares with a par value of $0.01 per share), under an annual authorization by shareholders pursuant to an ordinary resolution, subject to an overall limit of approximately 33% of our issued share capital not being exceeded. The current annual authorization will expire at the earlier of the date of our annual general meeting in 2021 or September 4, 2021 unless renewed (a renewal of the authorization will be proposed at our annual general meeting in 2021, which if approved would expire on the date of our annual general meeting in 2022 or 18 months after the date of our 2021 annual general meeting (whichever is earlier)). Such authorization includes preferred shares issued on a non-pre-emptive basis, with discretion as to the terms attaching to the preference shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation.

Notwithstanding this authority, under the Irish Takeover Rules the board of directors would not be permitted to issue any of our shares, including the preference shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of the voting rights of our outstanding shares; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

The board of directors has previously represented that it will not, without prior shareholder approval, approve the issuance or use of any of the preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, the board of directors may approve the issuance or use of preferred shares for capital raising, financing or acquisition needs or opportunities that has the effect of making a takeover of us or other acquisition transaction more difficult or costly, as could also be the case if the board of directors were to issue additional ordinary shares.

Our articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by us. Preferred shares may be preferred as to dividends, rights on a winding up or voting in such manner as our directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes of our securities, depending on the terms of such preferred shares.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional interests in preferred shares instead of a full preferred share. In that event, depositary receipts may be issued for depositary shares, each of which will represent a fraction of a share of a particular class or series of preferred shares, as described in the applicable prospectus supplement and/or other offering material.

Any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement and/or other offering material relating to a series of depositary shares will set forth the name and address of the depositary for the depositary shares and summarize the material provisions of the deposit agreement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the preferred shares represented by such depositary share, including dividend and liquidation rights and any right to convert or exchange the preferred shares into other securities.

The applicable prospectus supplement will describe the particular terms of any depositary shares we offer. You should review the documents pursuant to which the depositary shares will be issued, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of our debt securities, including debt securities co-issued by TFSCA, or equity securities or securities of third parties including any of our affiliates, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to holders, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. Alternatively, we may issue purchase contracts obligating us to purchase from holders, and obligating holders to sell to us, at a future date, a specified or varying number of securities at a purchase price, which may be based on a formula. We may satisfy our obligations, if any, with respect to any purchase contract by delivering the subject securities or by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The purchase contracts may require holders thereof to secure their obligations under the contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may from time to time issue warrants, in one or more series, to purchase our debt securities, including debt securities co-issued by TFSCA, or equity securities. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred shares or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date.

Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement. You should read the particular terms of any warrants we offer described in the related prospectus supplement, together with any warrant agreement relating to the particular warrant, for provisions that may be important to you.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities purchasable upon exercise of the warrants, and the price at which such principal amount may be purchased;

•	the number of preferred shares, the number of depositary shares or the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	the designation and terms of the preferred shares or ordinary shares;

•	if applicable, the designation and terms of the debt securities, preferred shares or ordinary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred shares or ordinary shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution or other adjustment provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations, including debt securities co-issued by TFSCA, or other securities of third parties not affiliated with us, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The applicable unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or any time before a specified date.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of any agreements governing the units;

•	U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purpose to be complete and is subject to and is qualified in its entirety by reference to each unit agreement and, if applicable, collateral arrangements relating to such units.

PLAN OF DISTRIBUTION

We and, as applicable, TFSCA, may sell the offered securities through agents, to or through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We and, as applicable, TFSCA, will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation and the purchase price and the proceeds we and, as applicable, TFSCA, will receive from the sale in a prospectus supplement.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•

Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•

Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the securities or preventing or retarding a decline in the market price of the securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

ENFORCEMENT OF CIVIL LIABILITIES

JCI IS A PUBLIC LIMITED COMPANY ORGANIZED UNDER THE LAWS OF IRELAND. CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF JCI MAY BE NON-RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON-RESIDENT PERSONS AND OF JOHNSON CONTROLS ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS OR JOHNSON CONTROLS, OR TO ENFORCE AGAINST SUCH PERSONS OR JOHNSON CONTROLS IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. JOHNSON CONTROLS HAS BEEN ADVISED BY COUNSEL THAT THE ENFORCEABILITY IN IRELAND AGAINST JCI AND/OR ITS EXECUTIVE OFFICERS AND DIRECTORS WHO ARE NON-RESIDENTS OF THE UNITED STATES, IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES, IS NOT CERTAIN AND IS SUBJECT TO MEETING THE TEST UNDER PRIVATE INTERNATIONAL LAW RULES, AS INTERPRETED BY THE IRISH COURTS.

TFSCA IS A CORPORATE PARTNERSHIP LIMITED BY SHARES INCORPORATED AND ORGANIZED UNDER THE LAWS OF LUXEMBOURG. CERTAIN OF THE DIRECTORS AND EXECUTIVE OFFICERS OF TFSCA ARE OR MAY NOT BE RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON-RESIDENT PERSONS AND OF JOHNSON CONTROLS ARE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS OR JOHNSON CONTROLS, OR TO ENFORCE AGAINST SUCH PERSONS OR JOHNSON CONTROLS IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. JOHNSON CONTROLS HAS BEEN ADVISED BY COUNSEL THAT THE ENFORCEABILITY IN LUXEMBOURG AGAINST TFSCA AND/OR ITS EXECUTIVE OFFICERS AND DIRECTORS WHO ARE NON-RESIDENTS OF THE UNITED STATES, IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES, IS NOT CERTAIN AND IS SUBJECT TO MEETING THE TEST UNDER PRIVATE INTERNATIONAL LAW RULES, AS INTERPRETED BY THE LUXEMBOURG COURTS.

LEGAL MATTERS

The validity of the ordinary shares and preferred shares and certain matters under the laws of Ireland related to the other securities offered by this prospectus will be passed upon for JCI by Arthur Cox. Certain matters under the laws of Luxembourg related to the securities offered by this prospectus will be passed upon for TFSCA by Allen & Overy, Société en Commandite Simple. The validity of the debt securities, depositary shares, purchase contracts, warrants, and units offered by this prospectus will be passed upon for JCI and TFSCA by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

€

€             % Senior Notes due 2027

€             % Senior Notes due 2032

Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Barclays	ING	J.P. Morgan

BBVA	Citigroup	TD Securities

                    , 2020